                                                                    Exhibit 10.4

                               U.S. $1,000,000,000

                                CREDIT AGREEMENT

                             DATED AS OF MAY 3, 2004

                                      AMONG

                          THE WILLIAMS COMPANIES, INC.
                         NORTHWEST PIPELINE CORPORATION
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                  AS BORROWERS

                               CITICORP USA, INC.

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                                 CITIBANK, N.A.
                              BANK OF AMERICA, N.A.

                                AS ISSUING BANKS

                                       AND

                             THE BANKS NAMED HEREIN

                                    AS BANKS

                ------------------------------------------------

                              BANK OF AMERICA, N.A.

                              AS SYNDICATION AGENT

                ------------------------------------------------

                               JPMORGAN CHASE BANK
                             THE BANK OF NOVA SCOTIA
                         THE ROYAL BANK OF SCOTLAND PLC

                           AS CO-DOCUMENTATION AGENTS

                ------------------------------------------------

                          CITIGROUP GLOBAL MARKETS INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC

                    JOINT LEAD ARRANGERS AND CO-BOOK RUNNERS

                                                       ARTICLE I
                                            DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1.       Certain Defined Terms........................................................................      1
SECTION 1.2.       Computation of Time Periods..................................................................     20
SECTION 1.3.       Accounting Terms.............................................................................     20
SECTION 1.4.       Miscellaneous................................................................................     20
SECTION 1.5.       Ratings......................................................................................     20

                                                       ARTICLE II
                        AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND LETTERS OF CREDIT

SECTION 2.1.       Revolving Credit Advances and Letters of Credit..............................................     20
SECTION 2.2.       Issuance of and Drawings and Reimbursement Under Letters of Credit...........................     21
SECTION 2.3.       Making the Revolving Credit Advances.........................................................     25
SECTION 2.4.       Reduction of the Commitments.................................................................     26
SECTION 2.5.       Prepayments..................................................................................     27
SECTION 2.6.       Increased Costs..............................................................................     28
SECTION 2.7.       Payments and Computations....................................................................     29
SECTION 2.8.       Taxes........................................................................................     30
SECTION 2.9.       Sharing of Payments, Etc.....................................................................     32
SECTION 2.10.      Evidence of Debt.............................................................................     33
SECTION 2.11.      Fees.........................................................................................     33
SECTION 2.12.      Repayment of Revolving Credit Advances.......................................................     34
SECTION 2.13.      Interest.....................................................................................     34
SECTION 2.14.      Interest Rate Determination..................................................................     35
SECTION 2.15.      Optional Conversion of Revolving Credit Advances.............................................     36
SECTION 2.16.      Illegality...................................................................................     36
SECTION 2.17.      Additional Interest on Eurodollar Rate Advances..............................................     36
SECTION 2.18.      Nature of Obligations........................................................................     37
SECTION 2.19.      Facility Increases...........................................................................     37

                                                      ARTICLE III
                                                       CONDITIONS

SECTION 3.1.       Conditions Precedent to Effectiveness of Agreement...........................................     39
SECTION 3.2.       Conditions Precedent to a Revolving Credit Advance and an Issuance of a Letter of Credit.....     41
SECTION 3.3.       Effective Date...............................................................................     42

                                                       ARTICLE IV
                                             REPRESENTATIONS AND WARRANTIES

SECTION 4.1.       Representations and Warranties of the Borrowers..............................................     42

                                                       ARTICLE V
                                               COVENANTS OF THE BORROWERS

SECTION 5.1.       Affirmative Covenants........................................................................     46
SECTION 5.2.       Negative Covenants...........................................................................     53

                                                       ARTICLE VI
                                                   EVENTS OF DEFAULT

SECTION 6.1.       Events of Default............................................................................     59
SECTION 6.2.       LC Cash Collateral Accounts..................................................................     61

                                                      ARTICLE VII
                                   THE AGENT; THE COLLATERAL AGENT; AND ISSUING BANKS

SECTION 7.1.       Agent's and Collateral Agent's Authorization and Action......................................     62
SECTION 7.2.       Agent's and Collateral Agent's Reliance, Etc.................................................     62
SECTION 7.3.       Issuing Banks' Reliance, Etc.................................................................     63
SECTION 7.4.       Rights.......................................................................................     64
SECTION 7.5.       Indemnification..............................................................................     64
SECTION 7.6.       Successor Agent and Collateral Agent.........................................................     65
SECTION 7.7.       Bank Credit Decision.........................................................................     65
SECTION 7.8.       Certain Rights of the Collateral Agent.......................................................     66
SECTION 7.9.       Other Agents.................................................................................     66

                                                      ARTICLE VIII
                                                     MISCELLANEOUS

SECTION 8.1.       Amendments, Etc..............................................................................     66
SECTION 8.2.       Notices, Etc.................................................................................     67
SECTION 8.3.       No Waiver; Remedies..........................................................................     69
SECTION 8.4.       Costs and Expenses...........................................................................     69
SECTION 8.5.       Binding Effect; Transfers....................................................................     70
SECTION 8.6.       Governing Law................................................................................     73
SECTION 8.7.       Interest.....................................................................................     73
SECTION 8.8.       Execution in Counterparts....................................................................     74
SECTION 8.9.       Survival of Agreements, Representations and Warranties, Etc..................................     74
SECTION 8.10.      Confidentiality..............................................................................     74
SECTION 8.11.      Waiver of Jury Trial.........................................................................     75
SECTION 8.12.      Severability.................................................................................     75
SECTION 8.13.      Forum Selection and Consent to Jurisdiction; Damages.........................................     75
SECTION 8.14.      Right of Set-off.............................................................................     76
SECTION 8.15.      Termination of Security Documents and Guaranties.............................................     76

                             Schedules and Exhibits

Schedule I         Bank Information
Schedule II        Notice Information for the Borrowers
Schedule III       Commitments
Schedule IV        Applicable Commitment Fee and Applicable Margin
Schedule V         Excluded Assets
Schedule VI        Existing Projects
Schedule VII       Existing Letters of Credit
Schedule VIII      Existing Tolling Arrangements
Schedule IX-1      Collateral Permitted Liens
Schedule IX-2      General Permitted Liens
Schedule X         Echo Springs Description
Schedule XI        Wamsutter Gathering System Description
Schedule XII       Sale Leaseback Excluded Property
Schedule XIII      Existing Financing Transactions
Schedule XIV       Prior Instruments

Exhibit A          Opinion of James J. Bender, Esq., General Counsel of TWC
Exhibit B          Opinion of Gibson, Dunn & Crutcher
Exhibit C          Form of Transfer Agreement
Exhibit D-1        Notice of Letter of Credit
Exhibit D-2        Notice of Revolving Credit Borrowing
Exhibit E-1        Form of Pipeline Holdco Guaranty
Exhibit E-2        Form of Western Midstream Guaranty
Exhibit F          Form of Pledge
Exhibit G          Form of Security Agreement
Exhibit H          Form of Real Property Mortgage
Exhibit I          Form of Note
Exhibit J          Form of Revolving Credit Facility Increase Notice
Exhibit K          Form of Letter of Credit Facility Increase Notice
Exhibit L-1        Form of New Revolving Bank Agreement
Exhibit L-2        Form of Revolving Credit Commitment Increase Agreement
Exhibit L-3        Form of New Issuing Bank Agreement
Exhibit L-4        Form of Letter of Credit Commitment Increase Agreement
Exhibit M          Form of Perfection Certificate

                                CREDIT AGREEMENT

      This Credit Agreement dated as of May 3, 2004 (as may be further amended, modified, supplemented, renewed, extended or restated from time to time, this "Agreement"), is by and among THE WILLIAMS COMPANIES, INC., a Delaware corporation ("TWC"), NORTHWEST PIPELINE CORPORATION, a Delaware corporation ("NWP"), TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation ("TGPL", and together with TWC and NWP, the "Borrowers" and each, a "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as banks (the "Banks"), CITIBANK, N.A. ("Citibank") and BANK OF AMERICA, N.A. (each, an "Issuing Bank"), and CITICORP USA, INC. ("CUSA"), as agent (together with any successor agent appointed pursuant to Article VII, the "Agent") and collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent"). In consideration of the mutual covenants and agreements contained herein, the Borrowers, the Banks, the Issuing Banks, the Agent and the Collateral Agent hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS

      WHEREAS, each of the Borrowers is a borrower under that certain Credit Agreement dated as of June 6, 2003 (as amended, restated, supplemented or otherwise modified, the "Existing Agreement") with the banks party thereto, CUSA, as administrative agent and collateral agent, BofA, as syndication agent, Citibank and BofA, as issuing banks, and others;

      WHEREAS, the Borrowers have requested that the Banks lend to the Borrowers and the Issuing Banks issue Letters of Credit at the request of the Borrowers to provide for the working capital needs and general corporate purposes of the Borrowers; and

      WHEREAS, the Issuing Banks and Banks are willing to lend such amounts and to issue such Letters of Credit on the terms and subject to the conditions hereinafter set forth (including Article III);

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acceptable Security Interest" in any property means a Lien granted pursuant to a Credit Document (a) which exists in favor of the Collateral Agent for the benefit of itself, the Agent, the Banks and the Issuing Banks, (b) which is superior to all other Liens, except Collateral Permitted Liens, (c) which secures the Obligations, and (d) which is perfected and is enforceable by the Collateral Agent for the benefit of itself, the Agent, the Banks and the Issuing Banks, against all other Persons in preference to any rights of any such other Persons therein (other than beneficiaries of Collateral Permitted Liens); provided that such Lien may be subject to the Agreed Exceptions and Collateral Permitted Liens.

      "Additional Mortgage" has the meaning specified in Section 5.1(g)(ii).

      "Agent" means CUSA, in its capacity as administrative agent pursuant to
Article VII hereof and any successor Agent pursuant to Section 7.6.

      "Agreed Exceptions" means exceptions to title to be set forth in the Real Property Mortgages that are customary in similar mortgages, do not materially detract from the value of the assets covered thereby, do not secure Debt and arise in the ordinary course of business or that are otherwise agreed to in writing by the Collateral Agent.

      "Agreement" has the meaning specified in the first paragraph of this Agreement.

      "Apco Argentina" means Apco Argentina, Inc., a Cayman Islands corporation.

      "Applicable Commitment Fee Rate" means the rate per annum set forth on
Schedule IV opposite the heading "Applicable Commitment Fee Rate" for the relevant Rating Category applicable to TWC from time to time. The Applicable Commitment Fee Rate shall change when and as the relevant Rating Category applicable to TWC changes.

      "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "Applicable Margin" means, for any Borrower, as to any Eurodollar Rate Advance or Base Rate Advance to such Borrower, the rate per annum set forth in the table on Schedule IV opposite the heading "Applicable Margin" (for the relevant Type of Advance) for the relevant Rating Category applicable to such Borrower. The Applicable Margin determined pursuant to this definition for any Eurodollar Rate Advance or Base Rate Advance, as applicable, for any Borrower shall change when and as the relevant Rating Category applicable to such Borrower changes.

      "Asset" or "property" (in each case, whether or not capitalized) means any right, title or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      "Attributable Obligation" of any Person means, with respect to any Sale and Leaseback Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person only, be extended).

      "Authorized Financial Officer" of any Person means the Chief Financial Officer, Chief Accounting Officer, and the Treasurer of such Person.

      "Authorized Officer" of any Person means the President, Chief Executive Officer, Chief Financial Officer, the General Counsel, any Vice President, the Secretary, the Assistant Secretary, the Treasurer, Assistant Treasurer, or the Controller of such Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

      "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (after giving effect to any step up provision or other mechanism for increase, if any, and assuming compliance at such time with all conditions to drawing).

      "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to Section 2.19(d) or Section 8.5(a).

      "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

      (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

      (b) 1/2 of 1% per annum above the Federal Funds Rate.

      "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.13(a)(i) (or, if Section 2.13(b) applies, that bears interest at 2% above the rate provided in Section 2.13(a)(i)).

      "B of A" has the meaning specified in the recitals hereto.

      "Borrowers" has the meaning specified in the recitals hereto.

      "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

      "Business Entity" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

      "Capital Lease" means a lease that in accordance with GAAP must be reflected on a Person's balance sheet as an asset and corresponding liability.

      "Change of Control Event" means the occurrence of any of the following:
(i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of TWC or of any Subsidiary of TWC) or two or more Persons acting in concert (other than any group of employees of TWC or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of TWC (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of TWC entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the first day on which a majority of the members of the board of directors of TWC are not Continuing Directors.

      "Citibank" has the meaning specified in the recitals hereto.

      "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

      "Co-Documentation Agents" means JPMorgan Chase Bank, The Bank of Nova Scotia and The Royal Bank of Scotland plc.

      "Collateral" means all personal and real property of each of the Western Midstream Subsidiaries, whether now owned or hereafter acquired, all Equity Interests of each of the Western Midstream Subsidiaries, whether now owned or hereafter acquired, and all other property subject to a Lien granted to the Collateral Agent in accordance with the terms of any Security Document, whether now owned or hereafter acquired; provided that neither the LC Cash Collateral Accounts nor the Excluded Assets shall constitute "Collateral".

      "Collateral Agent" means CUSA in its capacity as Collateral Agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.6.

      "Collateral Permitted Liens" means Liens specifically described on
Schedule IX-1.

      "Collateral Release Date" has the meaning specified in Section 8.15.

      "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

      "Commitment Fee" has the meaning specified in Section 2.11(c).

      "Consolidated" refers to the consolidation of the accounts of any Person and its Consolidated Subsidiaries in accordance with GAAP.

      "Consolidated Net Worth" of any Person means the Net Worth of such Person and its Consolidated Subsidiaries on a Consolidated basis plus the Designated Minority Interests, if applicable, to the extent not otherwise included. As used in this definition, "Designated Minority Interests" means, as of any date of determination, the total value, determined in accordance with GAAP, of the minority interests in Subsidiaries of TWC to the extent such minority interests are owned by Persons other than TWC and its Consolidated Subsidiaries; provided that any minority interest for which TWC or any of its Subsidiaries has an obligation to repurchase shall not be included in "Designated Minority Interests".

      "Consolidated Subsidiaries" of any Person means all other Persons the financial statements of which are consolidated with those of such Person in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the board of directors of TWC who:

      (1) was a member of such board of directors on the date hereof; or

      (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

      "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Sections 2.14, 2.15 or 2.16.

      "Credit Documents" means (i) this Agreement, the Guaranties, the Security Documents, the Letter of Credit Documents, each Letter of Credit, each Note, each Notice of Letter of Credit and each Notice of Revolving Credit Borrowing at any time executed or delivered to the Agent, the Collateral Agent, any Issuing Bank or any Bank in connection herewith, and (ii) for purposes of the definition herein of "Acceptable Security Interest", Sections 2.8 and 2.18, Articles VII and VIII, any Transfer Agreement, any Revolving Credit Commitment Increase Agreement or any Letter of Credit Commitment Increase Agreement only, any security agreement or pledge delivered in order to comply with Section 5.2(m).

      "Credit Party" means each Borrower and, until the Collateral Release Date, WFSGI and each Guarantor.

      "CUSA" has the meaning specified in the recitals hereto.

      "Debt" means, in the case of any Person, the principal or equivalent amount (without duplication) of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than surety, performance and guaranty bonds), (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables), (iv) obligations of such Person as lessee under Capital Leases, (v) obligations of such Person under any Financing Transaction, (vi) any Attributable Obligations of such Person with respect to any Sale and Leaseback Transaction entered into on or after the Effective Date,
(vii) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) of this definition; provided that Debt shall not include (1) Non-Recourse Debt, (2) Performance Guaranties, (3) monetary obligations or guaranties of monetary obligations of Persons as lessee under leases (other than, to the extent provided hereinabove, Attributable Obligations) that are, in accordance with GAAP, recorded as operating leases, (4) Reclassified Tolling Arrangements, (5) any obligations of such Person under volumetric production payment arrangements, (6) Financing Transactions in existence on the Effective Date and listed on Schedule XIII, and
(7) guarantees by such Person of obligations of others which are not obligations described in clauses (i) through (vi) of this definition, and provided further that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, "Debt" of a Person in respect of letters of credit shall include, without duplication, only the principal amount of the obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.

      "Default" means any event or condition that, upon the giving of notice or passage of time or both, if required by Section 6.1, would constitute an Event of Default.

      "Designating Bank" has the meaning specified in Section 8.5(g).

      "Dollars" and "$" means lawful money of the United States of America.

      "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Transfer Agreement or Revolving Credit Commitment Increase Agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

      "EBITDA" means, for any Measurement Period, the sum of (i) the Consolidated net income (or loss) of TWC and its Consolidated Subsidiaries for such Measurement Period determined in accordance with GAAP plus (ii) to the extent included in the determination of such net income (or loss), the Consolidated charges for such period for EBITDA Interest Expense, depreciation, depletion and amortization, plus (iii) to the extent included in the determination of such net income (or loss), the amount of any provision for income taxes and franchise taxes, plus (iv) to the extent included in the determination of such net income (or loss), the amount of any other non-cash charges, including asset impairments, write-downs or write-offs, plus (v) to the extent included in the determination of such net income (or loss), the amount of cash payments referred to in the letter dated the date hereof to the Agent and the Banks not exceeding, in the aggregate, the amount set forth in such letter, plus (vi) to the extent included in the determination of such net income (or loss), the amount of charges, fees or expenses associated with any repurchase or repayment of debt, including any premium and acceleration of fees or discounts and other expenses, minus (vii) to the extent included in the determination of such net income (or loss), the amount of any provision benefit or credit from income taxes or franchise taxes; provided that in determining such Consolidated net income and such Consolidated charges, there shall be excluded therefrom (to the extent otherwise included therein) (a) pre-tax gains or losses on the sale, transfer or other disposition of any property by TWC or its Consolidated Subsidiaries (other than sales, transfers and other dispositions in the ordinary course of business), (b) all extraordinary gains and extraordinary losses, prior to applicable income taxes and franchise taxes,
(c) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes and franchise taxes, (d) the net income (or loss) of, charges for interest, depreciation, depletion and amortization of, and other non-cash charges of, any Non-Recourse Subsidiary or any asset securing Non-Recourse Debt, except and then only to the extent of the amount thereof that TWC actually receives as cash dividends during such Measurement Period and has no obligation to return at any time, and (e) any income (or loss), charges for interest, depreciation, depletion and amortization, and other non-cash charges, associated with matters accounted for as discontinued operations as of December 31, 2003.

      "EBITDA Interest Expense" means, for any Measurement Period, the gross interest expense (determined in accordance with GAAP) of TWC and its Consolidated Subsidiaries accrued for such period, including that attributable to the capitalized amount of obligations owing under Capital Leases, all debt discount and debt issuance costs and commissions amortized in such period and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and other fees and charges associated with debt of TWC and its Consolidated Subsidiaries, but excluding such interest expense, debt discount, commission, discounts and other fees and charges to the extent attributable to Reclassified Tolling Arrangements or Non-Recourse Debt.

      "Echo Springs Processing Plant" means the assets described on Schedule X.

      "EDGAR" means the "Electronic Data Gathering, Analysis and Retrieval" system (or any successor system thereof), a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

      "Effective Date" has the meaning specified in Section 3.1.

      "El Furrial" means WilPro Energy Services (El Furrial) Limited, a Cayman Islands corporation.

      "Eligible Assignee" means (i) any Bank, (ii) any affiliate of any Bank that is consented to by the Issuing Banks (which consent will not be unreasonably withheld), and (iii) any other Person not covered by clause (i) or
(ii) of this definition that is consented to by TWC, the Agent and the Issuing Banks (which consents shall not be unreasonably withheld); provided that if any Event of Default has occurred and is continuing, no consent of TWC shall be required; provided further that neither the Borrowers nor any affiliate of the Borrowers shall be an Eligible Assignee.

      "Environment" shall have the meaning set forth in 42 U.S.C. Section 9601(8) or any successor statute and "Environmental" shall mean pertaining or relating to the Environment.

      "Environmental Law" shall mean any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree, written agreement with a Governmental Authority or Governmental Requirement arising from or in connection with or relating to the protection or regulation of the Environment including those laws, statutes, regulations, orders, decrees, written agreements with a Governmental Authority and other Governmental Requirements relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant.

      "Environmental Permits" mean all material permits, licenses, registrations, exemptions and authorizations required under any Environmental Law.

      "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature or any warrant, option or other right to acquire any Equity Interest.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

      "ERISA Affiliate" of any Credit Party means any trade or business (whether or not incorporated) which is a member of a group of which such Credit Party is a member and which is under common control or is treated as a single employer with such Credit Party within the meaning of Section 414 of the Code and the regulations promulgated thereunder.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

      "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on
Schedule I hereto or in the Transfer Agreement or Revolving Credit Commitment Increase Agreement pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

      "Eurodollar Rate" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.13(a)(ii) (or, if Section 2.13(b) applies, that bears interest at 2% above the rate provided in Section 2.13(a)(ii)).

      "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Events of Default" has the meaning specified in Section 6.1. For purposes of clause (i) of the definition herein of "Interest Period", Section 2.14,
Section 6.1 and Section 6.2, an Event of Default exists as to a particular Borrower if such Event of Default exists wholly or in part as a result of any event, condition, action, inaction, representation or other matter of, by or otherwise directly or indirectly pertaining to such Borrower or any Subsidiary of such Borrower. Without limiting the foregoing and for purposes of further clarification, it is agreed that inasmuch as each of TGPL and NWP is a Subsidiary of TWC, any Event of Default that exists as to either of TGPL or NWP also exists as to TWC.

      "Excess Proceeds" means all cash proceeds (net of any tax payable) received prior to the Collateral Release Date by TWC or any Subsidiary of TWC on account of or as a result of any claim under any title insurance policy pertaining to any Collateral or any damage, destruction or taking of any Collateral (other than (i) amounts received under any business interruption insurance, (ii) proceeds aggregating less than $100,000,000 during the term of this Agreement and (iii) proceeds received as a result of any damage, destruction or taking of Collateral that are either (a) reinvested within nine months in new or existing Collateral or (b) committed to be so reinvested within nine months pursuant to a formal plan (a copy of which shall be sent by TWC to all Banks) so long as TWC or its Subsidiaries diligently pursue such plan; provided that the aggregate amount so committed pursuant to this clause (b) but not yet spent shall not exceed $250,000,000 at any time).

      "Excess Proceeds Payment Date" means, as to any Excess Proceeds, (i) the first Business Day after the date that is nine months following receipt of such Excess Proceeds if such Excess Proceeds have not been committed by such date to be reinvested as contemplated in clause (b) of the definition herein of Excess Proceeds or if the formal plan referred to in such clause (b) has not been delivered to the Banks by such date and (ii) any date on which TWC or its Subsidiaries, as the case may be, fail to diligently pursue such plan in all material respects.

      "Excluded Assets" means (i) the property described on Schedule V, and (ii) any information technology equipment, hardware or software.

      "Existing Agreement" has the meaning specified in the preliminary statements hereto.

      "Existing Credit Documentation" means the Existing Agreement and the "Security Agreement" (as defined in the Existing Agreement).

      "Existing Letters of Credit" means the letters of credit listed on
Schedule VII.

      "Existing Tolling Arrangements" means those tolling arrangements listed on
Schedule VIII.

      "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

      "Financing Transaction" means, with respect to any Person (i) any prepaid forward sale of oil, gas or minerals by such Person (other than gas balancing arrangements in the ordinary course of business), that is intended primarily as a borrowing of funds, excluding volumetric production payments and (ii) any interest rate, currency, commodity or other swap, collar, cap, option or other derivative that is intended primarily as a borrowing of funds (excluding interest rate, currency, commodity or other swaps, collars, caps, options or other derivatives to hedge against risks in the ordinary course of business), with the amount of the obligations of such Person thereunder being the net obligations of such Person thereunder.

      "Fiscal Quarter" means any quarter of a Fiscal Year.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31.

      "Fronting Fee" shall have the meaning specified in Section 2.11(b)(i).

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, all as in effect from time to time.

      "General Permitted Liens" means Liens specifically described on Schedule IX-2.

      "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

      "Guaranties" means the Pipeline Holdco Guaranty, the Western Midstream Guaranty and each guaranty delivered by a Western Midstream Subsidiary pursuant to Section 5.1(g).

      "Guarantors" means Pipeline Holdco, WFSC, WGPC, WGPWC and any Western Midstream Subsidiary that delivers a guaranty pursuant to Section 5.1(g).

      "Hazardous Substance" shall have the meaning set forth in 42 U.S.C.
Section 9601(14) and shall also include each other substance considered to be a hazardous substance under any Environmental Law.

      "Hazardous Waste" shall have the meaning set forth in 42 U.S.C. Section 6903(5) and shall also include each other substance considered to be a hazardous waste under any Environmental Law (including 40 C.F.R. Section 261.3).

      "Hydrocarbons" (whether or not capitalized) means oil, gas, casinghead gas, condensate, distillate, and liquid hydrocarbons.

      "Indemnified Parties" has the meaning assigned to such term in Section 8.4(b).

      "Information Memorandum" means the Confidential Information Memorandum dated March, 2004 relating to the Borrowers and the transactions contemplated hereby.

      "Initial Mortgages" has the meaning specified in Section 3.1(j)(i).

      "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the vested benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

      "Interest Expense" means, for any Measurement Period, the gross interest expense (determined in accordance with GAAP) of TWC and its Consolidated Subsidiaries accrued for such period of TWC and its Consolidated Subsidiaries, but excluding, to the extent included in the determination of interest expense for such period, (1) interest expense, debt discount, commission, discounts and other fees and charges and interest income to the extent attributable to Reclassified Tolling Arrangements or Non-Recourse Debt, (2) any charges, expenses or fees associated with any repurchase or repayment of debt, and (3) any noncash amortization of debt discounts, commissions, discounts, fees and charges and any interest expense attributable to the capitalized amount of obligations owing under Capital Leases.

      "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as a Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) a Borrower may not select any Interest Period that ends after the Termination Date, and no Borrower may select any Interest Period if any Event of Default exists as to such Borrower;

                  (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

      "International Debt" means the Debt of any International Subsidiary.

      "International Subsidiary" means each of El Furrial, Apco Argentina, PIGAP II and any Subsidiary of any of them; provided that no Person shall be an International Subsidiary if it is a Credit Party or owns, directly or indirectly, any Equity Interest in any Credit Party.

      "Issuing Banks" means each of the two Issuing Banks named in the recitals hereto and each New Letter of Credit Issuing Bank.

      "Joint Lead Arrangers" means Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book runners.

      "LC Cash Collateral Accounts" has the meaning specified in Section 6.2.

      "LC Participation Percentage" of any Bank means, at any time, the percentage set opposite such Bank's name on Schedule III or as reflected for such Bank in the relevant Transfer Agreement or Revolving Credit Commitment Increase Agreement to which it is a party, as such percentage may be terminated, reduced or increased pursuant to Section 2.19 or Section 8.5(a).

      "Letter of Credit Commitment" of any Issuing Bank means, at any time, the amount set opposite such Issuing Bank's name on Schedule III under the heading "Letter of Credit Commitments" or as reflected for such Issuing Bank in the relevant Letter of Credit Commitment Increase Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 2.4,
Section 2.19 or Section 6.1.

      "Letter of Credit Commitment Increase Agreement" means an agreement substantially in the form of Exhibit L-3 or L-4 executed pursuant to Section
2.19 by TWC, the Agent and either a New Letter of Credit Issuing Bank or an Issuing Bank that has agreed to increase its Letter of Credit Commitment.

      "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (ii) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

      "Letter of Credit Facility Increase" has the meaning specified in Section 2.19(e).

      "Letter of Credit Facility Increase Effective Date" has the meaning specified in Section 2.19(f).

      "Letter of Credit Facility Increase Notice" has the meaning specified in
Section 2.19(f).

      "Letter of Credit Fee" has the meaning specified in Section 2.11(b)(ii).

      "Letter of Credit Interest" means, for each Bank, (i) such Bank's participation interest in Letters of Credit (and, in the case of an Issuing Bank, such Issuing Bank's retained interest in Letters of Credit issued by it), and (ii) such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

      "Letter of Credit Liability" means at any time and in respect of any Letter of Credit, the sum (without duplication) of (a) the Available Amount of such Letter of Credit at such time (after giving effect to any step up provision or other mechanism for increase, if any, and assuming that all conditions to drawing have been satisfied) plus (b) the aggregate unpaid amount of all drawings under such Letter of

Credit that are unpaid at such time. For purposes of this Agreement, a Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its LC Participation Percentage times the Letter of Credit Liability in respect of the related Letter of Credit.

      "Letters of Credit" means any letter of credit issued or deemed issued pursuant to this Agreement (including each Existing Letter of Credit), as amended, extended or otherwise modified from time to time.

      "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other analogous type of preferential arrangement, whether arising by contract, operation of law or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

      "Majority Banks" means, at any time, Banks owed or holding more than 50% of the sum of (i) the aggregate unpaid principal amount of Revolving Credit Advances outstanding at such time, or if no such principal amount is then outstanding, the aggregate Revolving Credit Commitments and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, or if no such Available Amount of Letters of Credit is then outstanding, then the aggregate unpaid principal amount of any outstanding Letter of Credit Interests.

      "Material Adverse Effect" means, in respect of any Borrower, a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of such Borrower and its Subsidiaries taken as a whole, or (b) the ability of such Borrower and its Subsidiaries, taken as a whole, to perform their obligations under any Credit Document taken as a whole.

      "Material Subsidiary" of any Borrower means (i) each Subsidiary of such Borrower that itself (on an unconsolidated, stand alone basis) owns in excess of 7.5% (or, on and after the Trading Book Termination Date, 10%) of the book value of the Consolidated assets of such Borrower and its Consolidated Subsidiaries, and (ii) each Subsidiary of such Borrower that is a Credit Party; provided that Non-Recourse Subsidiaries and International Subsidiaries are not Material Subsidiaries for any purpose of this Agreement.

      "Measurement Period" means (i) the period consisting of the two consecutive Fiscal Quarters of TWC ending September 30, 2004, (ii) the period consisting of the three consecutive Fiscal Quarters of TWC ending December 31, 2004, and (iii) each period ending after December 31, 2004 consisting of four consecutive Fiscal Quarters of TWC.

      "Midstream Asset MLP" means one or more master limited partnerships included in the Consolidated financial statements of TWC to which TWC has transferred or shall transfer certain assets relating to its midstream business (other than the Western Midstream Business) as well as certain marine and inland terminals and related pipeline systems.

      "Moody's" means Moody's Investor Service, Inc. or its successor.

      "Multiemployer Plan" means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is maintained by (or to which there is an obligation to contribute of) any Credit Party or an ERISA Affiliate of any Credit Party.

      "Multiple Employer Plan" means an employee benefit plan as defined in
Section 3(2) of ERISA, other than a Multiemployer plan, subject to Title IV of ERISA to which any Borrower or any ERISA Affiliate of any Borrower, and one or more employers other than any Borrower or an ERISA Affiliate of any Borrower, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which any Borrower or any ERISA Affiliate of any Borrower made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

      "Net Worth" of any Person means, as of any date of determination, the excess of total assets of such Person (plus all non-cash losses resulting from the write-down or disposition of assets of such Person after March 31, 2004) over total liabilities of such Person, total assets and total liabilities each to be determined in accordance with GAAP; provided that for purposes of calculating Net Worth of TWC, (i) total liabilities shall not include any obligations of Non-Recourse Subsidiaries in respect of Non-Recourse Debt, and
(ii) total assets shall not include any assets that secure any Non-Recourse Debt or any assets of any Non-Recourse Subsidiary.

      "New Letter of Credit Issuing Bank" has the meaning specified in Section 2.19(e).

      "New Revolving Bank" has the meaning specified in Section 2.19(a).

      "Non-Pipeline TWC Group" means TWC and its Subsidiaries, excluding NWP, TGPL and Pipeline Holdco.

      "Non-Recourse Debt" means any Debt incurred by any Non-Recourse Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or provide financing for, a project listed on Schedule VI or any new project commenced or acquired after May 2, 2004, which Debt does not provide for recourse against a Credit Party or any Subsidiary of a Credit Party (other than a Non-Recourse Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of any Credit Party or any Subsidiary of a Credit Party (other than the Equity Interests in, or the property or assets of, a Non-Recourse Subsidiary).

      "Non-Recourse Subsidiary" means (i) any non-material Subsidiary of any Borrower whose principal purpose is to incur Non-Recourse Debt and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity created for such purpose, and substantially all the assets of which Subsidiary and such Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Debt, or (y) Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities, or (z) Debt or other obligations of any Borrower or its Subsidiaries or other Persons and (ii) any Subsidiary of a Non-Recourse Subsidiary. For purposes of this definition, a "non-material Subsidiary" shall mean any Consolidated Subsidiary of any Borrower that is not a Credit Party and is not an owner, directly or indirectly, of any Equity Interest in any Credit Party.

      "Note" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit I hereto (as such note may be amended, endorsed or otherwise modified from time to time), delivered at the request of such Bank pursuant to Section 2.10 or 8.5, together with any other note accepted from time to time in substitution or replacement therefor.

      "Notice of Letter of Credit" has the meaning specified in Section 2.2(a).

      "Notice of Revolving Credit Borrowing" has the meaning specified in
Section 2.3(a).

      "NWP" has the meaning specified in the recitals hereto.

      "Obligations" means all Reimbursement Obligations, the principal of and interest on each Revolving Credit Advance and all other Debt, advances, interest, debts, liabilities, obligations, indemnities, fees, expenses, charges and other amounts owing by any Credit Party to any Bank, the Agent, the Collateral Agent or any Issuing Bank under any Credit Documents or to any other Person required to be indemnified under any Credit Document, of any kind or nature, present or future, arising under this Agreement or any other Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Performance Guaranty" means any guaranty issued in connection with any Non-Recourse Debt or International Debt that (i) if secured, is secured only by assets of, or Equity Interests in, a Non-Recourse Subsidiary or International Subsidiary, as applicable, and (ii) guarantees to the provider of such Non-Recourse Debt or International Debt or any other Person the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt or International Debt, (b) completion of the minimum agreed equity contributions to the relevant Non-Recourse Subsidiary or International Subsidiary, as applicable, or (c) performance by a Non-Recourse Subsidiary or International Subsidiary, as applicable, of obligations to Persons other than the provider of such Non-Recourse Debt or International Debt.

      "Permitted Dispositions" means (i) the sale or other transfer of WGPC's and WGPWC's respective interests, or any portion thereof, in the Wamsutter Gathering System and/or the Echo Springs Processing Plant to a joint venture in exchange for an interest in such joint venture, if either the Collateral Release Date has occurred or an Acceptable Security Interest continues in the Collateral sold or transferred to such joint venture, and (ii) the sale or transfer of all or a portion of any of the Southwest Wyoming gathering systems owned by the Western Midstream Subsidiaries either in exchange for assets of like kind and value in a form and manner which would qualify for a tax-deferred exchange of assets under Section 1031 of the Internal Revenue Code, or any other similar exchange transaction, provided that (a) the fair market value of the assets of the Southwest Wyoming gathering systems so sold or transferred (as reasonably estimated by TWC) does not exceed $48,000,000 and (b) an Acceptable Security Interest in the assets acquired by any Western Midstream Subsidiary undertaking such transaction is created in accordance with Section 5.1(l).

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other Business Entity, or a government or any political subdivision or agency thereof.

      "PIGAP II" means WilPro Energy Services (PIGAP II) Limited, a Cayman Islands corporation.

      "Pipeline Groups" means (i) NWP and its Subsidiaries, (ii) TGPL and its Subsidiaries, and (iii) Pipeline Holdco and its Subsidiaries (other than NWP, TGPL and their respective Subsidiaries).

      "Pipeline Holdco" means Williams Gas Pipeline Company, LLC, a Delaware limited liability company.

      "Pipeline Holdco Guaranty" means the guaranty executed by Pipeline Holdco in substantially the form of Exhibit E-1, as amended, supplemented or otherwise modified from time to time.

      "Plan" means an employee pension benefit plan (other than a Multiemployer
Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, any Credit Party or any ERISA Affiliate of any Credit Party for employees of any Credit Party or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

      "Pledge" means the Pledge Agreement executed by WFSGI in substantially the form of Exhibit F, as amended, supplemented or otherwise modified from time to time.

      "Power Portfolio Disposition Transaction" means the sale, buyout, liquidation or material restructuring, not in the ordinary course of business, of a tolling or full requirements structured transaction in existence on the date hereof, and associated hedging obligations; provided that in the good faith belief of an executive officer of TWC, such sale, buyout, liquidation or restructuring is consistent with the effort to reduce the risk profile and overall financial commitment of TWC's power business.

      "Purchase Card Agreement" means that certain Purchase Card Agreement between TWC and CUSA dated January 29, 2002, as amended, supplemented or otherwise modified from time to time.

      "Rating Category" means, as to any Borrower, the relevant category (designated as a "Level" followed by a Roman numeral) applicable to such Borrower from time to time as set forth on Schedule IV, which is based on the ratings (or lack thereof) of such Borrower's senior unsecured long-term debt by S&P or Moody's. In the event there is a split between the ratings of any Borrower's senior unsecured long-term debt by S&P and Moody's, "Rating Category" shall be determined based on the higher rating of such Borrower's senior unsecured long-term debt by S&P or Moody's, unless there is more than one subgrade split between the two ratings, then the Level that is one below the Level that would otherwise result from the higher of the two ratings shall apply. For example, if S&P rates the senior unsecured long-term debt of a Borrower BB+ and Moody's rates such debt B2, then Level III on Schedule IV shall apply to such Borrower.

      "Real Property Mortgages" means the Initial Mortgages, each Additional Mortgage and each mortgage or deed of trust delivered pursuant to Section 5.1(g)(iii).

      "Reclassified Tolling Arrangements" means those Existing Tolling Arrangements that are reclassified in accordance with GAAP (whether as a result of amendment, modification or otherwise) after December 31, 2003 as debt.

      "Register" has the meaning specified in Section 8.5(c).

      "Regulation U" means Regulation U of the Federal Reserve Board, as in effect from time to time.

      "Reimbursement Obligations" means, at any time, in respect of any Borrower the obligations of such Borrower then outstanding, or that may thereafter arise, in respect of all Letters of Credit issued at the request of such Borrower then outstanding to reimburse amounts paid by any Issuing Bank in respect of any drawings under any such Letter of Credit.

      "Related Party" of any Person means any other Person of which more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such other Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such first Person or which owns at the time directly or indirectly more than 10% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such first Person or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such first Person shall or might have voting power upon the occurrence of any contingency); provided that (i) no Person that is part of the Non-Pipeline TWC Group shall be considered to be a Related Party of any other Person that is a part of the Non-Pipeline TWC Group and (ii) no Person that is a part of a Pipeline Group shall be considered to be a Related Party of any other Person that is a part of the same Pipeline Group.

      "Revolving Credit Advance" means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

      "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Banks, pursuant to Section 2.1(a).

      "Revolving Credit Commitment" means, with respect to any Bank for any Borrower at any time, the amount set forth opposite such Bank's name for such Borrower on Schedule III hereto under the caption "Revolving Credit Commitment" for such Borrower or, if such Bank has entered into one or more Transfer Agreements or Revolving Credit Commitment Increase Agreements, set forth for such Bank and such Borrower in the Register maintained by the Agent pursuant to
Section 8.5(c) as such Lender's "Revolving Credit Commitment" for such Borrower, as such amount may be terminated or reduced at or prior to such time pursuant to
Section 2.4 or Section 6.1.

      "Revolving Credit Commitment Increase Agreement" means an agreement substantially in the form of Exhibit L-1 or L-2 executed pursuant to Section
2.19 by TWC, the Agent, the Issuing Banks and either a New Revolving Bank or a Bank that has agreed to increase its Revolving Credit Commitment.

      "Revolving Credit Facility Increase" has the meaning specified in Section 2.19(a).

      "Revolving Credit Facility Increase Effective Date" has the meaning specified in Section 2.19(b).

      "Revolving Credit Facility Increase Notice" has the meaning specified in
Section 2.19(b).

      "RMT" means Williams Production RMT Company, a Delaware corporation and its Subsidiaries.

      "RMT Loan Agreement" means the Term Loan Agreement, dated as of May 30, 2003, by and among Williams Production Holdings LLC, Williams Production RMT Company, Lehman Brothers Inc. and Banc of America Securities LLC, as joint lead arrangers, Citicorp USA, Inc. and JPMorgan Chase Bank, as co-syndication agents, Bank of America, N.A., as documentation agent, and Lehman Commercial Paper Inc., as administrative agent, and the several lenders from time to time parties thereto, as amended, supplemented or otherwise modified from time to time, or any extension, refinancing or replacement thereof, whether with the same or a different group of lenders.

      "S&P" means Standard & Poor's Rating Group, a division of The McGraw Hill Companies, Inc. on the date hereof or its successor.

      "Sale and Leaseback Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property (other than the property listed on Schedule XII), whether now owned or hereafter acquired to any other Person (a "Transferee"), and whereby such first Person or any Subsidiary of such first Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such first Person or any Subsidiary of such first Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

      "Security Agreements" means the Western Midstream Security Agreement, the Pledge and each security agreement delivered pursuant to Section 5.1(g).

      "Security Documents" means the Security Agreements, the Real Property Mortgages and, for purposes of Sections 2.5(e) and 8.15, Article VII, paragraph
(v) of Schedule IX-1, paragraph (q) of Schedule IX-2 and any Transfer Agreement only, any security agreement or pledge delivered in order to comply with Section 5.2(m).

      "Solvent" and "Solvency" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SPC" has the meaning specified in Section 8.5(g).

      "Specified Escrow Arrangements" means (a) encumbrances arising under the Pledge and Assignment Agreement for the Purchase Card Agreement, whereby TWC has requested the continued issuance of credit under the Purchase Card Agreement; and (b) cash deposits at one or more financial institutions for the purpose of funding any potential shortfall in the daily net cash position of TWC or any of its Subsidiaries.

      "Subsidiary" of any Person means any corporation, partnership, joint venture or other Business Entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other Business Entity or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other Business Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

      "Syndication Agent" means BofA in its capacity as syndication agent hereunder.

      "Termination Date" means the earlier of (i) May 3, 2007 or (ii) the date of termination in whole of the Commitments pursuant to Section 2.4 or 6.1.

      "Termination Event" means (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC or a "reportable event" as such term is described in Section 4043(c)(3) of ERISA) which could reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan, or which causes any Credit Party, due to actions of the PBGC, to be required to contribute at least $125,000,000 in excess of the contributions which otherwise would have been made to fund a Plan based upon the contributions recommended by such Plan's actuary, or (ii) the withdrawal of a Credit Party or any ERISA Affiliate of a Credit Party from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by a Credit Party or any ERISA Affiliate of a Credit Party under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (iv) any other event or condition which could reasonably be expected to result in the termination of, or the appointment of, a trustee to administer, any Plan under Section 4042 of ERISA, other than (in the case of clauses (ii), (iii) and (iv) of this definition) where the matters described on such clauses, in the aggregate, could not reasonably be expected to have a Material Adverse Effect in respect of any Borrower.

      "TGPL" has the meaning specified in the recitals hereto.

      "Trading Book" means the trading transactions of Williams Power and its Subsidiaries, inclusive of structured portfolio transactions, consisting primarily of tolling and full requirements transactions.

      "Trading Book Termination Date" means the date on which all or substantially all of the Trading Book is sold or otherwise disposed of and all or substantially all of the liabilities and obligations of TWC and its Subsidiaries related to the Trading Book are terminated.

      "Transfer Agreement" means an agreement executed pursuant to Section 8.5 by an assignor Bank and assignee Bank substantially in the form of Exhibit C, which agreement shall be executed by the Borrowers, the Issuing Banks and the Agent to evidence the consent of each if such consent is required pursuant to the definition herein of "Eligible Assignee" or the terms of Section 8.5.

      "TWC" has the meaning specified in the recitals hereto.

      "Type" has the meaning set forth in the definition herein of Revolving Credit Advance.

      "Unrated" means, as to any Borrower, that no senior unsecured long-term debt of such Borrower is rated by S&P and no senior unsecured long-term debt of such Borrower is rated by Moody's.

      "Unused Revolving Credit Commitment" means, with respect to each Bank for each Borrower at any time, (a) such Bank's Revolving Credit Commitment for such Borrower at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances owed by such Borrower to such Bank and outstanding at such time and (ii) such Bank's aggregate Letter of Credit Liabilities for all Letters of Credit issued at the request of such Borrower.

      "Wamsutter Gathering System" means the assets described on Schedule XI.

      "Western Midstream Assets" means all assets now or hereafter existing that are either individually, or in conjunction with other Western Midstream Assets, an intrinsic part of the Western Midstream Business, except that "Western Midstream Assets" shall not include any Excluded Assets.

      "Western Midstream Business" means the business of gathering, marketing, dehydrating, treating, processing, fractionating, storing, selling and transporting Hydrocarbons directly related to the Southwest Wyoming, Wamsutter, San Juan Conventional, Manzanares and Torre Alta systems referred to in the Information Memorandum; provided, that "Western Midstream Business" shall not include (i) operations that are directly related to the exploration and production of Hydrocarbons, and (ii) the interstate transportation and storage of natural gas and associated liquid hydrocarbons under the jurisdiction of the

Natural Gas Act. For the avoidance of doubt, "Western Midstream Business" shall not include any Subsidiaries of WFSGI other than the Western Midstream Subsidiaries.

      "Western Midstream Guaranty" means the guaranty executed by WFSC, WGPC and WGPWC in substantially the form of Exhibit E-2, as amended, supplemented or otherwise modified from time to time.

      "Western Midstream Security Agreement" means the security agreement executed by WFSC, WGPC and WGPWC in substantially the form of Exhibit G, as amended, supplemented or otherwise modified from time to time.

      "Western Midstream Subsidiaries" means WFSC, WGPC, WGPWC and each other Subsidiary of WFSGI that owns any part of the Western Midstream Business.

      "WFSC" means Williams Field Services Company, a Delaware corporation.

      "WFSC Mortgage" means the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in Colorado, the Line of Credit Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in New Mexico, and the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in Wyoming executed by WFSC in substantially the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

      "WFSGI" means Williams Field Services Group, Inc, a Delaware corporation.

      "WGPC " means Williams Gas Processing Company, a Delaware corporation.

      "WGPC Mortgage" means the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in Colorado, the Line of Credit Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in New Mexico, and the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in Wyoming executed by WGPC in substantially the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

      "WGPWC" means Williams Gas Processing-Wamsutter Company, a Delaware corporation.

      "WGPWC Mortgage" means the Mortgage, Assignment of Rents and Leases, Security Agreement, Fixture Filing, and Financing Statement to be filed in Wyoming executed by WGPWC in substantially the form of Exhibit H, as amended, supplemented or otherwise modified from time to time.

      "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the Equity Interests in which are owned by such Person and/or one or more other Wholly-Owned Subsidiaries of such Person.

      "Williams Power" means Williams Power Company, a Delaware corporation, and its Subsidiaries.

      "'Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      SECTION 1.3. Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP. To the extent there are any changes in GAAP from the date of this Agreement, the financial covenants set forth herein will continue to be determined in accordance with GAAP in effect on the Effective Date, as applicable, until such time, if any, as such financial covenants are adjusted or reset to reflect such changes in GAAP and such adjustments or resets are agreed to in writing by the Borrowers and the Agent (after consultation with the Majority Banks).

      SECTION 1.4. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation". References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time so long as such amended, modified or supplemented document, instrument or agreement does not violate the terms of this Agreement.

      SECTION 1.5. Ratings. A rating, whether public or private, by S&P or Moody's shall be deemed to be in effect on the date of announcement or publication by S&P or Moody's, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the announcement or publication of, or in the absence of such announcement or publication, the effective date of, any change in, or withdrawal or termination of, such rating. In the event the standards for any rating by Moody's or S&P are revised, or any such rating is designated differently (such as by changing letter designations to different letter designations or to numerical designations), the references herein to such rating shall be deemed to refer to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Majority Banks in good faith. Long-term debt supported by a letter of credit, guaranty, insurance or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.

                                   ARTICLE II

                    AMOUNTS AND TERMS OF THE REVOLVING CREDIT
                         ADVANCES AND LETTERS OF CREDIT

      SECTION 2.1. Revolving Credit Advances and Letters of Credit.

      (a) Revolving Credit Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to each Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date; provided that in no event shall the sum of the aggregate amount of all Revolving Credit Advances owed to such Bank outstanding to such Borrower plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit issued at the request of such Borrower exceed at any time such Bank's Revolving Credit Commitment for such Borrower at such time; provided further that in no event shall the sum of the aggregate amount of all Revolving Credit Advances to all Borrowers owed to any Bank plus the aggregate amount of all Letter Credit Liabilities held by such Bank for all Letters of Credit exceed the

Revolving Credit Commitment of such Bank for TWC. Each Revolving Credit Borrowing to a Borrower shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances made on the same day by the Banks ratably according to their respective Revolving Credit Commitments for such Borrower. Within the limits of this Section 2.1(a), a Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.5 and reborrow under this Section 2.1(a).

      (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit in Dollars at the request of any Borrower (such issuance, and any funding of a draw thereunder, are deemed made by the Issuing Banks in reliance on the agreements of the other Banks pursuant to Section 2.2) from time to time on any Business Day during the period from the Effective Date until 30 days prior to the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by the Issuing Banks not to exceed at any time the aggregate of all Letter of Credit Commitments at such time, (ii) for all Letters of Credit issued by any Issuing Bank not to exceed at any time the Letter of Credit Commitment of such Issuing Bank at such time, (iii) for all Letters of Credit outstanding at any time issued at the request of any Borrower not to exceed an amount equal to the Revolving Credit Commitments of the Banks for such Borrower at such time minus the aggregate amount of all Revolving Credit Advances outstanding to such Borrower at such time; provided that in no event shall the sum of the aggregate amount of all Revolving Credit Advances to all Borrowers owed to any Bank plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit exceed the Revolving Credit Commitment of such Bank for TWC. No Letter of Credit shall have an expiration date (including all rights of a Borrower or the beneficiary to require renewals) later than 7 Business Days prior to the date set forth in clause (i) of the definition herein of Termination Date. Within the limits referred to above, a Borrower may request the issuance of Letters of Credit under this Section 2.1(b), repay any Letter of Credit Liability resulting from drawings thereunder pursuant to Section 2.2(c) and request the issuance of additional Letters of Credit under this Section 2.1(b).

      SECTION 2.2. Issuance of and Drawings and Reimbursement Under Letters of Credit.

      (a) Notice of Issuance. A Borrower shall give the Agent and the Issuing Bank from which it is requesting a Letter of Credit at least three Business Days' (or such shorter period as agreed to by the Agent and such Issuing Bank) prior notice, in the form of Exhibit D-1 (a "Notice of Letter of Credit"), specifying the Business Day such Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby; provided that no Borrower may request a Letter of Credit to support any Debt or for any unlawful purpose. The Issuing Bank issuing any Letter of Credit may specify therein whether such Letter of Credit will be subject to the International Standby Practices, the Uniform Customs and Practices or other practices. A Letter of Credit will be deemed to be issued at the request of (i) NWP, if NWP gives the Notice of Letter of Credit in respect of such Letter of Credit; (ii) TGPL, if TGPL gives the Notice of Letter of Credit in respect of such Letter of Credit and (iii) TWC, if neither NWP nor TGPL gives the Notice of Letter of Credit in respect of such Letter of Credit.

      (b) Participations in Letters of Credit. On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit at the request of any Borrower and until such Letter of Credit shall have expired or been terminated, the Letter of Credit Commitment of each Issuing Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Available Amount of such Letter of Credit. Each Bank agrees that, upon the issuance of any Letter of Credit hereunder by any Issuing Bank, it shall automatically acquire a participation in such Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's LC Participation Percentage of such liability, and each Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, liability to pay such amount and shall be unconditionally obligated to such Issuing Bank to the extent provided in this
Section 2.2.

      (c) Reimbursement Obligations; Notice of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank that issued such Letter of Credit shall promptly notify the applicable Borrower (through the Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand, which shall be (unless same day payment is required by the terms of such Letter of Credit pursuant to a request of such Borrower) at least one Business Day after the date on which the Agent shall deliver such notice to the applicable Borrower pursuant to this sentence. Each Borrower hereby unconditionally agrees to pay and reimburse the Agent for the account of the Issuing Bank that issued a Letter of Credit at the request of such Borrower for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder (or on the next Business Day, if same day payment is required by the terms of such Letter of Credit pursuant to a request of such Borrower and if the notice to such Borrower from such Issuing Bank in respect of such demand contemplated by the first sentence of this Section 2.2(c) is not given prior to 9:00 a.m. (New York City time) on such date), without presentment, demand, protest or other formalities of any kind, in each case together with interest thereon at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time for such Borrower as to Base Rate Advances, for the period from the date of such demand until the date of such reimbursement. Each Borrower's obligations to reimburse each Issuing Bank as provided herein shall be absolute, unconditional and irrevocable under all circumstances whatsoever, including the following circumstances: (i) any lack of validity of this Agreement, the other Credit Documents or the other documents to be delivered under this Agreement; (ii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against the Agent, any Bank, any Issuing Bank or any other Person, whether in connection with the transactions contemplated by this Agreement or any unrelated transaction; (iii) any action or inaction taken or suffered by any Issuing Bank under a Letter of Credit if taken in good faith and in conformity with applicable law; (iv) the payment by any Issuing Bank under a Letter of Credit against presentation of a demand, statement or other document which in the sole discretion of such Issuing Bank substantially complies with the terms of such Letter of Credit, including any demand, statement or other document which is forged, fraudulent, invalid or inaccurate in any respect; (v) any exchange, release or non-perfection of any collateral for, or any release or amendment or waiver of or consent to departure from any guarantee of, all or any of the Obligations in respect of any Letter of Credit; and (vi) any determination of invalidity or unenforceability with respect to any Letter of Credit after payment by an Issuing Bank thereunder.

      (d) Payments by Banks to Issuing Banks. To the extent that a Borrower fails to make any payment to an Issuing Bank that such Borrower is required to make pursuant to Section 2.2(c), each Bank (other than such Issuing Bank) shall pay to the Agent, for the account of such Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's LC Participation Percentage of any payment under a Letter of Credit upon notice by such Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payment to the Agent for the account of such Issuing Bank under this Section 2.2(d), and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever other than the gross negligence or willful misconduct of such Issuing Bank in making payment under such Letter of Credit, including the failure of any other Bank to make its payment under this Section 2.2(d), the financial condition of a Borrower (or any other Person), the existence of any Event of Default, any amendment, extension or other modification of any Letter of Credit or the reduction or termination of the Letter of Credit Commitments or the Revolving Credit Commitments. If any Bank shall default in its obligation to make any such payment to the Agent for the account of an Issuing Bank, for so long as such default shall continue the Agent may, at the request of such Issuing Bank, withhold from any payments received by the Agent under this Agreement for the account of such Bank the amount so in default and, to the extent so withheld, pay the same to such Issuing Bank for application to such defaulted obligation.

      (e) Participations in Reimbursement Obligations. Upon the making of each payment by a Bank to an Issuing Bank pursuant to Section 2.2(d) in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, any Issuing Bank or such Bank, acquire (i) a funded participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the applicable Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's LC Participation Percentage in any interest or other amounts payable by the applicable Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the Fronting Fee contemplated by Section 2.11(b)(i)). Upon receipt by any Issuing Bank from or for the account of a Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security or the withdrawal and application of funds from the LC Cash Collateral Account in respect of such Borrower), such Issuing Bank shall promptly pay to the Agent, for the account of each Bank entitled thereto, such Bank's LC Participation Percentage of such payment, each such payment by such Issuing Bank to be made in the same currency and funds in which received by such Issuing Bank. In the event any payment received by any Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by such Issuing Bank, each Bank shall, upon the request of such Issuing Bank (through the Agent), repay to such Issuing Bank (through the Agent) the portion of such payment paid to such Bank.

      (f) Information Provided by Issuing Banks to Banks. Promptly after the issuance of or amendment to any Letter of Credit, the Issuing Bank that issued such Letter of Credit will notify the Agent and the applicable Borrower in writing of such issuance or amendment and such notice shall be accompanied by a copy of such issued or amended Letter of Credit. Upon receipt of such notice, the Agent shall notify each Bank of such issuance or amendment and, if requested by a Bank, the Agent shall provide such Bank with copies of such issued or amended Letter of Credit and any Letter of Credit Documents related thereto delivered to the Agent.

      (g) Conditions Precedent to Issuance and Modification. The issuance by any Issuing Bank of a Letter of Credit shall be subject to satisfaction of each of the conditions precedent set forth in Section 3.2, and shall further be subject to the conditions precedent that (i) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type and (ii) the applicable Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control. The issuance by any Issuing Bank of any amendment, modification or supplement to any Letter of Credit hereunder which increases the stated amount thereof shall be subject to the same conditions applicable under this Section 2.2 (including the conditions set forth in Section 3.2) to the issuance of new Letters of Credit, and no such amendment, modification or supplement shall be issued hereunder unless the Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, modified or supplemented form.

      (h) Interest Payable to Issuing Banks by Banks. To the extent that any Bank shall fail to pay any amount required to be paid pursuant to Sections 2.2(d) or (e) on the due date therefor, such Bank shall pay interest to the Issuing Bank owed such amount (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate.

      (i) Indemnification of the Banks, Issuing Banks and Agent. The Borrowers hereby indemnify and hold harmless each Bank, each Issuing Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs and expenses that such Bank, such Issuing Bank or the Agent may incur (or that may be claimed against such Bank, such Issuing Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by each Issuing Bank under any Letter of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH BANK, SUCH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH BANK, SUCH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH BANK, EACH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, SHALL, TO THE EXTENT PROVIDED IN THIS
SECTION 2.2(I), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE; provided that the Borrowers shall not be required to indemnify any Bank, any Issuing Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(A) in the case of each Issuing Bank, the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (B) in the case of any Bank, such Bank's failure to pay its Letter of Credit Liabilities pursuant to Sections 2.2(d), (e) and (h).

      (j) Existing Letters of Credit. All Existing Letters of Credit shall be deemed to be issued under this Agreement as of the Effective Date at the request of TWC and shall constitute Letters of Credit hereunder for all purposes (including Section 2.2(b) and Section 2.2(d)), and no notice requesting issuance thereof shall be required hereunder. Each reference herein to the issuance of a Letter of Credit shall include any such deemed issuance. The issuing bank listed on Schedule VII for any Existing Letter of Credit shall be the Issuing Bank for purposes of such Existing Letter of Credit. All fees accrued on the Existing Letters of Credit to but excluding the Effective Date shall be for the account of the relevant "Issuing Bank" and the "Banks" (as those terms are used in the Existing Agreement) as provided in the Existing Agreement, and all fees accruing on the Existing Letters of Credit on and after the Effective Date shall be for the account of the relevant Issuing Bank thereof and the Banks as provided herein.

      (k) Cash Collateral. If any amounts are deposited in the LC Cash Collateral Account in respect of TWC pursuant to Section 2.5(d), such amounts shall be applied first, to pay Reimbursement Obligations in respect of Letters of Credit issued at the request of TWC outstanding at the time of such deposit and, second, either (i) if at the time all such Letters of Credit terminate and all such Reimbursement Obligations are paid no Event of Default has occurred and is continuing (or if the Agent has not declared all amounts hereunder to be due and payable), returned to TWC or (ii) if at such time an Event of Default has occurred and is continuing (and if the Agent has declared all amounts owed hereunder to be due and payable), held by the Agent in the LC Cash Collateral Account in respect of TWC in accordance with Section 6.2.

      (l) Applicability of ISP98 (ICC Publication No. 59). Unless otherwise expressly agreed by an Issuing Bank and a Borrower when a Letter of Credit is issued or except as otherwise specifically provided in respect of an Existing Letter of Credit, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

      SECTION 2.3. Making the Revolving Credit Advances.

      (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or 10:00 a.m. (New York City time) on the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower requesting such Revolving Credit Borrowing to the Agent, which shall give to each Bank prompt notice thereof. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit D-2 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Bank shall, before 12:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.2 (excluding, for such purpose, any address to which copies are to be sent), in same day funds, such Bank's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.2, the Agent will make such funds available to the Borrower requesting such Revolving Credit Borrowing at such address.

      (b) Anything in Section 2.3(a) to the contrary notwithstanding, a Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the obligation of the Banks to make Eurodollar Rate Advances shall then be suspended pursuant to Sections 2.3(e), 2.14 or 2.16.

      (c) No Borrower may select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowings is less than $5,000,000.

      (d) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower requesting such Borrowing shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III or as a result of a cancellation pursuant to Section 2.3(f), including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Revolving Credit Advance to be made by such Bank as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure or cancellation, is not made on such date.

      (e) If the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.3(f), each Revolving Credit Advance comprising any requested Revolving Credit Borrowing shall be a Base Rate Advance.

      (f) If a Borrower has requested a proposed Revolving Credit Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.3(e), Section 2.14(b) or Section 2.16 such Revolving Credit Borrowing would not consist of Eurodollar Rate Advances, such Borrower may, by notice given not later than 3:00 p.m. (New York City time) at least one Business Day prior to the date such proposed Revolving Credit Borrowing would otherwise be made, cancel such Revolving Credit Borrowing, in which case such Revolving Credit Borrowing shall be cancelled and no Revolving Credit Advances shall be made as a result of such requested Revolving Credit Borrowing, but such Borrower shall indemnify the Banks in connection with such cancellation as contemplated by Section 2.3(d).

      (g) Unless the Agent shall have received notice from a Bank prior to the date of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.3(a) and the Agent may, in reliance upon such assumption, make available to a Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Borrower shall be relieved of its obligations to repay on demand such amount under this
Section 2.3(g).

      (h) The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make any Revolving Credit Advance to be made by such other Bank.

      SECTION 2.4. Reduction of the Commitments. (a) Each Borrower shall have the right, upon at least three Business Days notice to the Agent, to terminate in whole or reduce ratably in part (i) the Unused Revolving Credit Commitments for such Borrower and (ii) the unused portions of the Letter of Credit Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made ratably among the Banks or Issuing Banks, as the case may be, in accordance with their respective Commitments for such Borrower or Letter of Credit Commitments, as the case may be, and provided further that the aggregate amount of the Letter of Credit Commitments shall not be reduced to an amount which is less than the aggregate amount of all Letter of Credit Liabilities in respect of all Letters of Credit; and provided further that the Revolving Credit Commitments for TWC shall not be reduced to an amount which is less than the greatest, for any Borrower, of the sum of (i) the aggregate outstanding principal amount of Revolving Credit Advances owed by such Borrower plus (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower; and provided further that the Revolving Credit Commitments for any Borrower shall not be reduced to an amount which is less than the sum of (i) the aggregate outstanding principal amount of Revolving Credit Advances owed by such Borrower plus (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower; and provided further that the Revolving Credit Commitments for TWC shall not be reduced to an amount which is less than the aggregate amount of the Letter of Credit Commitments. Each termination or reduction of any Commitment shall be permanent.

      (b) The respective Revolving Credit Commitments of the Banks for TWC shall automatically be ratably reduced, on each Excess Proceeds Payment Date in respect of any Excess Proceeds, by an amount equal to the amount of such Excess Proceeds.

      (c) If on any date (i) the respective Revolving Credit Commitments of the Banks for TWC are reduced pursuant to Section 2.4(b) and (ii) after giving effect to such reduction, the aggregate Revolving Credit Commitments of the Banks for TGPL would exceed the aggregate Revolving Credit Commitments of the Banks for TWC, then the respective Revolving Credit Commitments of the Banks for TGPL shall automatically be ratably reduced on such date by an amount equal to such excess.

      (d) If on any date (i) the respective Revolving Credit Commitments of the Banks for TWC are reduced pursuant to Section 2.4(b) and (ii) after giving effect to such reduction, the aggregate Revolving Credit Commitments of the Banks for NWP would exceed the aggregate Revolving Credit Commitments of the Banks for TWC, then the respective Revolving Credit Commitments of the Banks for NWP shall automatically be ratably reduced on such date by an amount equal to such excess.

      SECTION 2.5. Prepayments. (a) Each Borrower may, upon notice to the Agent,
(i) before 10:00 a.m. (New York City time) for Base Rate Advances on the date of prepayment and (ii) upon at least two Business Days' notice to the Agent for Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant
Section 8.4(c) as a result of such prepayment; provided that each prepayment pursuant to this Section 2.5(a) shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (b) TWC shall ratably repay the Revolving Credit Advances in a principal amount equal to 100% of all Excess Proceeds on each Excess Proceeds Payment Date in respect of such Excess Proceeds.

      (c) Additionally, if at any date the sum of the aggregate amount of all Revolving Credit Advances owed to any Bank by any Borrower plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit issued at the request of such Borrower exceeds such Bank's Revolving Credit Commitment for such Borrower at such date, such Borrower shall, on such date, ratably repay the Revolving Credit Advances owed by such Borrower in a principal amount necessary so that (after giving effect to such repayment) the sum, for each Bank, of the aggregate amount of all Revolving Credit Advances owed to such Bank by such Borrower plus the aggregate amount of all Letter of Credit Liabilities held by such Bank for all Letters of Credit issued at the request of such Borrower does not exceed such Bank's Revolving Credit Commitment for such Borrower at such date.

      (d) At the time of each payment pursuant to Section 2.5(b) or 2.5(c) by a Borrower, such Borrower shall also pay accrued interest to the date of such payment on the principal amount paid and amounts, if any, required to be paid pursuant to Section 8.4(c) as a result of such payment. To the extent that any amount would be required hereunder to be applied to Revolving Credit Advances owed by any Borrower but for the fact that no Revolving Credit Advances to such Borrower remain outstanding, such Borrower will cause such amount first, to be paid on any outstanding unreimbursed drawings under Letters of Credit issued at the request of such Borrower and, second to be deposited in the LC Cash Collateral Account in respect of such Borrower.

      (e) All amounts received by the Collateral Agent pursuant to any Security Document shall be applied first, to reimburse the Collateral Agent for all costs, fees, expenses and other amounts to the extent provided in such Security Document, second, to ratably pay the principal of and interest of the Revolving Credit Advances and unpaid drawings under Letters of Credit, third to ratably pay all other Obligations, and fourth to be deposited in one or more LC Cash Collateral Accounts to the extent any Letters of Credit are outstanding.

      SECTION 2.6. Increased Costs.

      (a) If any Bank or Issuing Bank determines that (i) the introduction of or any change in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline issued or request made by any central bank or other governmental or monetary authority (whether or not having the force of law), in each case introduced, changed, issued or made after the date hereof (in the case of each Bank or Issuing Bank which is a party to this Agreement on the date this Agreement becomes effective) or after the effective date of the Transfer Agreement, Revolving Credit Commitment Increase Agreement or Letter of Credit Commitment Increase Agreement pursuant to which a Person becomes a Bank or an Issuing Bank (in the case of each other Bank or Issuing Bank), affects or would affect the amount of capital required or expected to be maintained by such Bank or Issuing Bank, as the case may be, or any corporation controlling such Bank or Issuing Bank, as the case may be, and that the amount of such capital is increased by or based upon the existence of such Bank's or such Issuing Bank's, as the case may be, commitment to lend hereunder, issue Letters of Credit or purchase participations in Letters of Credit and other commitments of this type, then, upon demand by such Bank or Issuing Bank, as the case may be (with a copy of such demand and related certificate (which certificate shall specify in reasonable detail the nature of such change in capital requirements, the proposed (or actual) compliance change to be adopted by the applicable Bank or Issuing Bank and the calculations upon which any compensation is claimed hereunder) to the Agent), the Borrowers shall immediately pay to the Agent within five Business Days of receipt of such demand for the account of such Bank or Issuing Bank, as the case may be, from time to time as specified by such Bank or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Bank or Issuing Bank, as the case may be, or such corporation in the light of such circumstances, to the extent that such Bank or Issuing Bank, as the case may be, reasonably determines such increase in capital to be allocable to the existence of such Bank's or such Issuing Bank's, as the case may be, commitment to lend, issue Letters of Credit or purchase participations in Letters of Credit hereunder. A certificate as to the amount of such additional amounts, submitted to the Borrowers and the Agent by such Bank or Issuing Bank, as the case may be, shall be prima facie evidence of the amount of such additional amounts absent manifest error. No Bank or Issuing Bank shall have any right to recover any additional amounts under this Section 2.6(a) for any period more than 90 days prior to the date such Bank or Issuing Bank, as the case may be, notifies the Borrowers of any such compliance.

      (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation, application or applicability of any law or regulation or (ii) the compliance with any guideline issued or request made by any central bank or other governmental or monetary authority (whether or not having the force of law), in each case introduced, changed, issued or made after the date hereof (in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective) or after the effective date of the Transfer Agreement or Revolving Credit Commitment Increase Agreement pursuant to which a Person becomes a Bank (in case of each other Bank), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances to any Borrower, from that in effect at the date hereof or at the date of such Transfer Agreement or Revolving Credit Commitment Increase Agreement, as the case may be, then such Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Bank, shall be prima facie evidence of the amount of such increased cost absent manifest error. No Bank shall have the right to recover any such increased costs for any period more than 90 days prior to the date such Bank notifies such Borrower of any such introduction, change, compliance or proposed compliance.

      (c) In the event that any Bank (other than a Bank that is also an Issuing
Bank) (i) makes a demand for payment under Section 2.8 or 2.17 or this Section 2.6, or (ii) does not agree to provide its consent or agree to any amendment or waiver pursuant to Section 8.1 where such consent or agreement to provide an amendment or waiver is required of all the Banks hereto, TWC may within 90 days of such demand or non-consent, if no Default or Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the second and third sentences of Section 8.5(a), and clauses (b) and (d) of Section 8.5 (including execution of an appropriate Transfer Agreement); provided that (v) all obligations of such Bank to lend hereunder or purchase participations in Letters of Credit shall be terminated and the Letter of Credit Interests held by such Bank and Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest and fees at or prior to such replacement,
(w) such replacement bank shall be an Eligible Assignee, (x) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Revolving Credit Commitment for each Borrower and Letter of Credit Liabilities in the amount of the Revolving Credit Commitment for such Borrower and Letter of Credit Liabilities of such Bank in respect of such Borrower immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Revolving Credit Commitments for each Borrower for each Borrower and Letter of Credit Liabilities of such Bank in respect of such Borrower prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, including obligations under Section 2.2, (y) such other actions shall be taken by the Borrowers, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including specification of the information contemplated by Schedule I as to such replacement bank), and (z) no Bank or Issuing Bank shall be required to increase any Commitment it may have or to replace such Bank being replaced.

      (d) Before making any demand under this Section 2.6, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

      SECTION 2.7. Payments and Computations.

      (a) Each Borrower shall make each payment hereunder to be made by it not later than 11:00 a.m. (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 8.2 (excluding, for such purpose, any address to which copies are to be sent), in each case in same day funds, without deduction, counterclaim or offset of any kind. The Agent will promptly thereafter cause to be distributed to the Banks like funds relating to the payment of principal, interest or any fees payable to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or Issuing Bank to such Bank or Issuing Bank, as the case may be, for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. The Agent will promptly pay to the Collateral Agent like funds relating to the payment of any amount payable to the Collateral Agent. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to
Section 2.11(a), any other fee paid to the Agent, as such, or any Fronting Fee, other fee, cost or charge paid to an Issuing Bank pursuant to Section 2.11(b)(i).

      (b) (i) All computations of interest based on clause (a) of the definition herein of "Base Rate" shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and (ii) all computations of Letter of Credit Fees, Commitment Fees, Fronting Fees and all other fees and of interest based on the Eurodollar Rate, the Federal Funds Rate and interest pursuant to Section
2.17 shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Letter of Credit Fees, Commitment Fees, Fronting Fees or other fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Commitment Fee, Letter of Credit Fee, Fronting Fee or any other fee hereunder, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Revolving Credit Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (d) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due by such Borrower to any Bank hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

      SECTION 2.8. Taxes.

      (a) Any and all payments by any Borrower hereunder shall be made, in accordance with Section 2.7, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank, each Issuing Bank and the Agent, (i) taxes imposed on its net income or net profits, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof and
(ii) taxes imposed as a result of a present or former connection between such Bank, such Issuing Bank or the Agent, as the case may be, and the jurisdiction imposing such tax or any political subdivision thereof (other than any such connection arising solely from such Bank, such Issuing Bank or the Agent, as the case may be, having executed or delivered, or performed its obligations or received a payment under, or taken any other action related to any Credit Document) and, in the case of each Bank, taxes imposed on its net income or net profits, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, any Issuing Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.8) such Bank, such Issuing Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Taxes been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, each Borrower agrees to pay all present or future filing or recording fees, stamp or documentary taxes and all other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or from the execution, delivery, filing, recording or registration of, or otherwise with respect to, any Credit Document (herein referred to as "Other Taxes").

      (c) Each Borrower will indemnify each Bank, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.8) owed and paid by such Bank, such Issuing Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, such Issuing Bank or the Agent, as the case may be, makes written demand therefor; provided that such Borrower shall have no liability pursuant to this clause (c) of this Section 2.8 to indemnify a Bank, an Issuing Bank or the Agent for Taxes or Other Taxes which were paid by such Bank, such Issuing Bank or the Agent, as the case may be, more than ninety days prior to such written demand for indemnification.

      (d) In the event that a Bank, an Issuing Bank or the Agent receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Bank, such Issuing Bank or Agent, as the case may be, shall promptly notify TWC in writing and provide TWC with a copy of such communication. The Agent's, an Issuing Bank's or a Bank's failure to provide a copy of such communication to TWC shall not relieve TWC of any of its obligations hereunder.

      (e) Promptly following payment of Taxes by or at the direction of any Borrower, such Borrower will furnish to the Agent, at its address referred to in
Section 8.2, the original or a certified copy of a receipt evidencing payment thereof (or, if no such receipt is reasonably available, other evidence of payment reasonably acceptable to the Agent). Should any Bank, any Issuing Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Issuing Bank or the Agent, as the case may be, would not be entitled but for the payment by such Borrower of Taxes or Other Taxes as required by this Section 2.8 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Issuing Bank or the Agent, as the case may be, in its reasonable judgment), such Bank, such Issuing Bank or the Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Issuing Bank or the Agent, as the case may be, and determined by such Bank, such Issuing Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

      (f) Each Bank organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective and on the date the Transfer Agreement or Revolving Credit Commitment Increase Agreement pursuant to which it becomes a Bank is first effective in the case of each other Bank, and from time to time thereafter as necessary or appropriate (but only so long thereafter as such Bank remains lawfully able to do so), provide the Agent and each Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or, in the case of a Bank that has provided a certificate to the Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of such Borrower or
(iii) a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Code), Internal Revenue Service Form W-8BEN), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Credit Document or, in the case of a Bank that has certified that it is not a "bank" as described above, certifying that such Bank is a foreign corporation. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms.

      (g) For any period with respect to which a Bank has failed to provide any Borrower with the appropriate form, certificate or other document required by subsection (f) of this Section 2.8 (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.8 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request (at such Bank's expense) to assist such Bank in recovering such Taxes.

      (h) Any Bank claiming any additional amounts payable pursuant to this
Section 2.8 agrees to use reasonable efforts to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

      (i) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Bank, or the Agent, as applicable, shall provide reasonable cooperation to such Borrower in challenging such Tax at such Borrower's expense and if requested by such Borrower in writing; provided, however, that no Bank shall be required to take any action hereunder which, in the reasonable discretion of such Bank, would cause such Bank or its Applicable Lending Office to suffer a legal, regulatory or material economic disadvantage.

      (j) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.8 shall survive the payment in full of principal and interest hereunder and the Termination Date.

      (k) Notwithstanding any provision of this Agreement or the Notes to the contrary, this Section 2.8 shall be the sole provision governing indemnities for and claims for Taxes under this Agreement.

      (l) Notwithstanding any other provision in this Section 2.8, no additional amount shall be required to be paid by any Borrower under Section 2.8(a) or 2.8(c) to any Bank organized under the laws of a jurisdiction outside the United States in respect of Taxes or any liabilities (including penalties, interest and expenses arising therefrom or with respect thereto), except to the extent that any change after the date hereof (in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective) or after the effective date of the Transfer Agreement or Revolving Credit Commitment Increase Agreement pursuant to which a Person becomes a Bank (in case of each other Bank) in any such requirement for a deduction, withholding or payment of Taxes described in this Section 2.8 shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof (in the case of each Bank which is a party to this Agreement on the date of this Agreement) or at the date of such Transfer Agreement or Revolving Credit Commitment Increase Agreement, as the case may be (in the case of each other
Bank). For avoidance of doubt, this Section 2.8(l) does not apply to Other
Taxes.

      SECTION 2.9. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Revolving Credit Advances owed to it or its Letter of Credit Interest (other than pursuant to Section 2.6, 2.8, 2.17, 8.4(b) or 8.4(c)) in excess of its ratable share of payments on account of all Revolving Credit

Advances and Letter of Credit Interests obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Revolving Credit Advances and Letter of Credit Interests of such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation. For avoidance of doubt, in no event shall the Borrowers be liable for duplicative payments under this Section 2.9 in respect of any Obligations.

      SECTION 2.10. Evidence of Debt. (a) Each Bank and Issuing Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank or Issuing Bank resulting from each Revolving Credit Advance or Letter of Credit Interest owing to such Bank or Issuing Bank, as the case may be, from time to time, including the amounts of principal and interest payable and paid to such Bank or Issuing Bank from time to time hereunder. Each Borrower agrees that upon notice by any Bank to such Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances to such Borrower owing to, or to be made by, such Bank, such Borrower shall promptly execute and deliver to such Bank, with a copy to the Agent, a Note in substantially the form of Exhibit I hereto payable to the order of such Bank. All references to Notes in the Credit Documents shall mean Notes, if any, to the extent issued hereunder.

      (b) The Register maintained by the Agent pursuant to Section 8.5(c) shall set forth (i) the date and amount of each Letter of Credit and Revolving Credit Borrowing made hereunder, the Type of Revolving Credit Advances comprising such Revolving Credit Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Transfer Agreement, Revolving Credit Commitment Increase Agreement and Letter of Credit Commitment Increase Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder, and (iv) the amount of any sum received by the Agent from any Borrower hereunder and each Bank's share thereof.

      (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Bank or Issuing Bank in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from any Borrower to, in the case of the Register, the Agent and, in the case of such account or accounts, such Bank or Issuing Bank, under this Agreement, absent manifest error; provided, however that the failure of the Agent or such Bank or Issuing Bank to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Credit Party under any Credit Document.

      SECTION 2.11. Fees.

      (a) Agent's and Collateral Agent's Fees. TWC agrees to pay to the Agent and the Collateral Agent, for their respective sole account, such fees as may be separately agreed to in writing by TWC and the Agent and the Collateral Agent.

      (b) Letter of Credit Fees.

                  (i) Fronting Fee and Other Fees and Charges of Issuing Banks. Each Borrower agrees to pay to the Agent for the account of each Issuing Bank a fronting fee (a "Fronting Fee") based on the Available Amount of each Letter of Credit issued at the request of such Borrower (for the stated duration thereof) issued by such Issuing Bank in an amount equal to 0.15% per annum. All Fronting Fees payable pursuant to this
      Section 2.11(b)(i) shall be payable in arrears on the last Business Day of each Fiscal Quarter, on the Termination Date and on demand from time to time during the continuance of an Event of Default. In addition, each Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to Letters of Credit issued at the request of such Borrower as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (ii) Participating Banks. Each Borrower agrees to pay to the Agent for the account of each Bank a letter of credit fee (a "Letter of Credit Fee") based on such Bank's LC Participation Percentage of the average daily aggregate Available Amount of all Letters of Credit issued at the request of such Borrower outstanding from time to time at a rate per annum equal from time to time to the Applicable Margin for Eurodollar Rate Advances for such Borrower in effect from time to time (for the stated duration thereof). All amounts payable pursuant to this Section 2.11(b)(ii) shall be paid in arrears on the last Business Day of each Fiscal Quarter, on the Termination Date and on demand from time to time during the continuance of an Event of Default.

      (c) Commitment Fees. TWC agrees to pay to the Agent for the account of each Bank a commitment fee (a "Commitment Fee"), in an amount equal to the Applicable Commitment Fee Rate in effect from time to time multiplied by the average daily amount of such Bank's Unused Revolving Credit Commitment for TWC (for purposes of computing Commitment Fees only, Revolving Credit Advances made to any Borrower shall be considered to have been made to TWC and Letters of Credit issued at the request of any Borrower shall be considered to have been issued at the request of TWC, and accordingly, for purposes of computing Commitment Fees only, both shall be considered to be usage of such Revolving Credit Commitment for TWC). All amounts payable pursuant to this Section 2.11(c) shall be paid in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date.

      SECTION 2.12. Repayment of Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Banks on the date set forth in clause (i) of the definition herein of Termination Date, or such earlier date as may be applicable pursuant to Article VI, the aggregate principal amount of the Revolving Credit Advances made to such Borrower then outstanding.

      SECTION 2.13. Interest.

      (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to such Borrower from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus
      (y) the Applicable Margin in effect from time to time for such Borrower as to Base Rate Advances, payable in arrears quarterly on the last Business Day of each Fiscal Quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time for such Borrower as to Eurodollar Rate Advances, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on (i) the past due principal amount (if any) of (x) each Revolving Credit Advance owing to each Bank by such Borrower, payable in arrears on demand and (y) each past due Reimbursement Obligation (if any) owing by such Borrower, payable in arrears on demand, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to Section 2.13(a) or such rate per annum required to be paid on such Reimbursement Obligation pursuant to
Section 2.2(c) and (ii) to the fullest extent permitted by law, the amount of any interest, Fronting Fee, Commitment Fee, Letter of Credit Fee or any other fee or other amount payable hereunder that is not paid when due (giving effect to any grace period), from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances owed by such Borrower pursuant to Section 2.13(a)(i).

      SECTION 2.14. Interest Rate Determination.

      (a) The Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.13(a)(i) or 2.13(a)(ii).

      (b) If, with respect to any Eurodollar Rate Advances, the Majority Banks notify the Agent that either (1) the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, or (2) Dollar deposits for the relevant amounts and Interest Period for their respective Eurodollar Rate Advances are not available to them in the London interbank market, the Agent shall forthwith so notify the Borrowers and the Banks, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.

      (c) If a Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Banks and such Revolving Credit Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

      (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Revolving Credit Advances shall automatically Convert into Base Rate Advances and the applicable Borrower shall pay any amounts required to be paid pursuant
Section 8.4(c) as a result of such Conversion.

      (e) If any Event of Default exists as to any Borrower, (i) each Eurodollar Rate Advance made to such Borrower will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Banks to make Eurodollar Rate Advances to such Borrower, and to Convert Advances made to such Borrower into Eurodollar Rate Advances, shall be suspended.

      SECTION 2.15. Optional Conversion of Revolving Credit Advances. Any Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.14 and 2.16, Convert all Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing made to such Borrower into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Revolving Credit Advances to be Converted and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Credit Advance. Each notice of Conversion shall be irrevocable and binding on such Borrower.

      SECTION 2.16. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having relevant jurisdiction asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Banks to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.

      SECTION 2.17. Additional Interest on Eurodollar Rate Advances. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank to such Borrower, from the date of such Revolving Credit Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurodollar Rate for the Interest Period for such Revolving Credit Advance from
(b) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Revolving Credit Advance. Such additional interest shall be determined by such Bank and notified to such Borrower through the Agent. A certificate as to the amount of such additional interest submitted to such Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this Section
2.17 for any period more than 90 days prior to the date such Bank notifies such Borrower that additional interest may be charged pursuant to this Section 2.17.

      SECTION 2.18. Nature of Obligations. Notwithstanding anything in this Agreement to the contrary, the respective obligations of the Borrowers under the Credit Documents are several and not joint. For avoidance of doubt, it is agreed that no Borrower shall be liable for the Revolving Credit Advances (or interest or fees with respect thereto) made to a different Borrower under Section 2.1(a), and no Borrower shall be liable for the Reimbursement Obligations (or related fees) with respect to Letters of Credit issued at the request of a different Borrower pursuant to Section 2.1(b).

      SECTION 2.19. Facility Increases. (a) Subject to the terms and conditions set forth herein, TWC shall have the right, without the consent of the Banks but with the prior approval of the Agent and the Issuing Banks (not to be unreasonably withheld), to cause from time to time an increase in the Revolving Credit Commitments of the Banks for TWC (a "Revolving Credit Facility Increase") by adding to this Agreement one or more additional financial institutions that are not already Banks and that are approved by the Agent and the Issuing Banks (not to be unreasonably withheld) (each a "New Revolving Bank") or by allowing one or more existing Banks to increase their respective Revolving Credit Commitments for TWC or both; provided, that (i) a Revolving Credit Facility Increase shall be permitted only if (1) no Default or Event of Default shall have occurred and be continuing at the time the related Revolving Credit Facility Increase Notice is given and no Default or Event of Default shall have occurred and be continuing at the time such Revolving Credit Facility Increase becomes effective, (2) the aggregate amount of all Revolving Credit Facility Increases shall not exceed $500,000,000, and (3) the amount of such Revolving Credit Facility Increase is at least $25,000,000 (or the remaining amount of such $500,000,000 not subject to prior Revolving Credit Facility Increases),
(ii) no Revolving Credit Commitment of any Bank shall be increased without such Bank's prior written consent, and (iii) if, on the effective date of any Revolving Credit Facility Increase, any Revolving Credit Advance is outstanding, then TWC shall be obligated to pay any loss, cost or expense contemplated by
Section 8.4(c) in connection with any assignment pursuant to a Transfer Agreement referred to in Section 2.19(c) and the fees referred to in clause (iv) of Section 8.5(a) in connection with the Transfer Agreements referred to in
Section 2.19(c).

      (b) Any Revolving Credit Facility Increase shall be requested by written notice from TWC to the Agent (a "Revolving Credit Facility Increase Notice") in the form of Exhibit J. Each such Revolving Credit Facility Increase Notice shall specify (i) the proposed effective date of such Revolving Credit Facility Increase, which date shall be a Business Day and shall be no earlier than 5 Business Days after receipt by the Agent of such Revolving Credit Facility Increase Notice, (ii) the amount of any requested Revolving Credit Facility Increase, (iii) the identity of each New Revolving Bank and each Bank, if any, that has agreed in writing to increase its Revolving Credit Commitment for TWC, and (iv) the amount of the respective Revolving Credit Commitments for TWC of the then existing Banks and the New Revolving Banks from and after the Revolving Credit Facility Increase Effective Date. If (A) the Agent and the Issuing Banks consent to such Revolving Credit Facility Increase (such consent not to be unreasonably withheld), (B) TWC, the Agent, the Issuing Banks and each Bank that has agreed in writing to increase its Revolving Credit Commitment to TWC execute a Revolving Credit Commitment Increase Agreement in substantially the form of Exhibit L-2 and TWC, the Agent, the Issuing Banks and each New Revolving Bank execute a Revolving Credit Commitment Increase Agreement in substantially the form of Exhibit L-1, and (C) the Agent has received the Transfer Agreements contemplated by Section 2.19(c), then the Agent and the Issuing Banks shall execute a counterpart of the Revolving Credit Facility Increase Notice and such Revolving Credit Facility Increase shall be effective on the proposed effective date set forth in the Revolving Credit Facility Increase Notice (if the Agent and the Issuing Banks consented to such Revolving Credit Facility Increase prior to such proposed date) or on another date agreed to by the Agent, the Issuing Banks and TWC (such date referred to as the "Revolving Credit Facility Increase Effective Date").

      (c) At least three Business Days before each Revolving Credit Facility Increase Effective Date relating to any Revolving Credit Facility Increase, if the Agent and the Issuing Banks have consented to such Revolving Credit Facility Increase, the Banks, the New Revolving Banks, the Issuing Banks and TWC shall enter into and deliver to the Agent appropriate Transfer Agreements, effective on such Revolving Credit Facility Increase Effective Date, in amounts such that after giving effect to such Revolving Credit Facility Increase and such Transfer Agreements, each Bank (including the New Revolving Banks and each Bank that has agreed to increase its Revolving Credit Commitment to TWC as a part of such Revolving Credit Facility Increase) hold Revolving Credit Advances of each of the Borrowers ratably according to their respective Revolving Credit Commitments for TWC.

      (d) Each Revolving Credit Facility Increase shall become effective on the related Revolving Credit Facility Increase Effective Date and upon such effectiveness (i) the Agent shall record in the Register each New Revolving Bank's information as provided in the Revolving Credit Facility Increase Notice and pursuant to an administrative questionnaire satisfactory to the Agent that shall be executed and delivered by each New Revolving Bank to the Agent on or before the Revolving Credit Facility Increase Effective Date, (ii) part A of
Schedule III shall be amended and restated to set forth all Banks (including any New Revolving Banks) that will be Banks hereunder after giving effect to such Revolving Credit Facility Increase (which shall be attached to the applicable Revolving Credit Facility Increase Notice and the Agent shall distribute to each Bank a copy of such amended and restated part A of Schedule III), and (iii) each New Revolving Bank identified on the Revolving Credit Facility Increase Notice for such Revolving Credit Facility Increase shall be a "Bank" for all purposes under this Agreement.

      (e) Subject to the terms and conditions set forth herein, TWC shall have the right, without the consent of the Banks but with the prior approval of the Agent (not to be unreasonably withheld), to cause from time to time an increase in the Letter of Credit Commitments (a "Letter of Credit Facility Increase") by adding to this Agreement, as Issuing Banks, one or more additional financial institutions (including any existing Bank) that are not already Issuing Banks and that are approved by the Agent (not to be unreasonably withheld) (each a "New Letter of Credit Issuing Bank") or by allowing one or more existing Issuing Banks to increase their respective Letter of Credit Commitments or both; provided, that (i) a Letter of Credit Facility Increase shall be permitted only if (1) no Default or Event of Default shall have occurred and be continuing at the time the related Letter of Credit Facility Increase Notice is given and no Default or Event of Default shall have occurred and be continuing at the time such Letter of Credit Facility Increase becomes effective, (2) the aggregate amount of all Letter of Credit Facility Increases shall not exceed $500,000,000,
(3) the amount of such Letter of Credit Facility Increase is at least $25,000,000 (or the remaining amount of such $500,000,000 not subject to prior Letter of Credit Facility Increases), and (4) a Revolving Credit Facility Increase becomes effective on the same date that such Letter of Credit Facility Increase becomes effective and in the same amount, or a greater amount, as such Letter of Credit Facility Increase, (ii) no Issuing Bank's Letter of Credit Commitment shall be increased without such Issuing Bank's prior written consent, and (iii) no Bank shall be required to become an Issuing Bank.

      (f) Any Letter of Credit Facility Increase shall be requested by written notice from TWC to the Agent (a "Letter of Credit Facility Increase Notice") in the form of Exhibit K. Each such Letter of Credit Facility Increase Notice shall specify (i) the proposed effective date of such Letter of Credit Facility Increase, which date shall be a Business Day and shall be no earlier than 5 Business Days after receipt by the Agent of such Letter of Credit Facility Increase Notice, (ii) the amount of any requested Letter of Credit Facility Increase, (iii) the identity of each New Letter of Credit Issuing Bank and each Issuing Bank, if any, that has agreed in writing to increase its Letter of Credit Commitment, and (iv) the amount of the respective Letter of Credit Commitments of the then existing Issuing Banks and the New Letter of Credit Issuing Banks from and after the Letter of Credit Facility Increase Effective Date. If the Agent consents to such Letter of Credit Facility Increase (such consent not to be unreasonably withheld), and if

TWC, the Agent and each Issuing Bank that has agreed in writing to increase its Letter of Credit Commitment execute a Letter of Credit Commitment Increase Agreement in substantially the form of Exhibit L-4 and TWC, the Agent and each New Letter of Credit Issuing Bank execute a Letter of Credit Commitment Increase Agreement in substantially the form of Exhibit L-3, then the Agent shall execute a counterpart of the Letter of Credit Facility Increase Notice, and such Letter of Credit Facility Increase shall be effective on the proposed effective date set forth in the Letter of Credit Facility Increase Notice (if the Agent consented to such Letter of Credit Facility Increase prior to such proposed date) or on another date agreed to by the Agent and TWC (such date referred to as the "Letter of Credit Facility Increase Effective Date").

      (g) Each Letter of Credit Facility Increase shall become effective on the related Letter of Credit Facility Increase Effective Date and upon such effectiveness (i) the Agent shall record in the Register each New Letter of Credit Issuing Bank's information as provided in the Letter of Credit Facility Increase Notice and pursuant to an administrative questionnaire satisfactory to the Agent that shall be executed and delivered by each New Letter of Credit Issuing Bank to the Agent on or before the Letter of Credit Facility Increase Effective Date, (ii) part B of Schedule III shall be amended and restated to set forth all Persons (including any New Letter of Credit Issuing Banks) that will be Issuing Banks hereunder after giving effect to such Letter of Credit Facility Increase (which shall be attached to the applicable Letter of Credit Facility Increase Notice and the Agent shall distribute to each Bank and each Issuing Bank a copy of such amended and restated part B of Schedule III), and (iii) each New Letter of Credit Issuing Bank identified on the Letter of Credit Facility Increase Notice for such Letter of Credit Facility Increase shall be a "Issuing Bank" for all purposes under this Agreement.

                                  ARTICLE III

                                   CONDITIONS

      SECTION 3.1. Conditions Precedent to Effectiveness of Agreement. Article II shall become effective on and as of the date the Agent shall give the notice contemplated by Section 3.3 (the "Effective Date"), and upon such date the Effective Date shall be deemed to have occurred. Such notice will be given on the first date on which the Agent shall have received counterparts of this Agreement (or signature pages hereof) duly executed by the Borrowers, the Issuing Banks and all of the Banks and the Agent reasonably believes that the following additional conditions precedent have been satisfied in all material respects (all in form and substance satisfactory to the Agent):

      (a) The Agent shall have received the executed Notes, to the extent requested by a Bank, an executed copy of the Pipeline Holdco Guaranty, the Western Midstream Guaranty, the Pledge, the Western Midstream Security Agreement and the letter referred to in clause (v) of the definition herein of EBITDA.

      (b) The Agent shall have received certified copies of (1) the resolutions of the Board of Directors, or the Finance Committee thereof, (i) of each Borrower authorizing the execution of this Agreement, the Notes and each Notice of Letter of Credit and Notice of Revolving Credit Borrowing, and any other Credit Documents to which such Borrower is a party, and (ii) of each other Credit Party authorizing the execution of each Credit Document to which such Credit Party is a party, and (2) all other documents, in each case evidencing any necessary company action and governmental and other third party approvals and consents, if any, with respect to each such Credit Document and the transactions thereunder and hereunder.

      (c) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to sign each Credit Document to which it is a party and the other documents to be delivered by it hereunder and thereunder.

      (d) The Agent shall have received a copy of a certificate of the Secretary of State of the jurisdiction of formation of, or of an Authorized Officer of, each Credit Party, dated reasonably near the Effective Date, certifying (i) as to a true and correct copy of the charter or other organizational documents of such Credit Party, and each amendment thereto on file in such Secretary's office and (ii) that (x) such amendments are the only amendments to such Credit Party's charter or other organizational documents on file in such Secretary's office,
(y) such Credit Party has paid all franchise taxes to the date of such certificate and (z) such Credit Party is duly incorporated or formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation or formation.

      (e) The Agent shall have received a copy of a certificate of the Secretary of State of each State where any Western Midstream Assets are located, dated reasonably near the Effective Date, certifying that the Western Midstream Subsidiary that owns such Western Midstream Assets is duly qualified and in good standing as a foreign entity in such State and has filed all annual reports required to be filed to the date of such certificate.

      (f) The Agent shall have received opinions of each of (i) James J. Bender, Esq., General Counsel of TWC, substantially in the form of Exhibit A and (ii) Gibson, Dunn & Crutcher, counsel to the Borrowers, substantially in the form of Exhibit B, and, in each case, as to such other matters as any Bank through the Agent may reasonably request.

      (g) The Agent shall have received a certificate of each Credit Party, signed on behalf of such Credit Party by an Authorized Officer thereof, dated as of the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (i) the absence of any amendments to the charter or other organizational documents of such Credit Party since the date of the Secretary of State's certificate referred to in clause (e) above, (ii) a true and correct copy of the bylaws of such Credit Party as in effect on the date on which the resolutions referred to in clause (c) were adopted and on the Effective Date, (iii) the due incorporation or formation and good standing and valid existence of such Credit Party as an entity organized under the laws of the jurisdiction of its incorporation or organization, (iv) the truth, in all material respects, of the representations and warranties contained in this Agreement and the Credit Documents delivered on or before the Effective Date as though made on and as of the Effective Date other than any such representations or warranties that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date and
(v) the absence of any event occurring and continuing, or resulting from, the consummation of the transactions hereunder or pursuant to the Credit Documents delivered on or before the Effective Date, that constitutes a Default or an Event of Default.

      (h) TWC shall have paid in full all accrued fees of the Agent, the Syndication Agent, the Joint Lead Arrangers and the Banks to the extent required to be paid hereunder and presented for payment.

      (i) The Agent shall have received evidence that the Existing Credit Documentation shall have been terminated including release of all Liens thereunder. Each Bank or Issuing Bank that is a party to the Existing Agreement waives each notice of termination of the "Unused Revolving Credit Commitments" (as therein defined) and the "Letter of Credit Commitments" (as therein defined).

      (j) The Agent shall have received

                  (i) executed originals of the WFSC Mortgage, the WGPC Mortgage and the WGPWC Mortgage covering the real property interests previously encumbered by the instruments described on Schedule XIV, except to the extent noted on Schedule XIV ("Initial Mortgages") and copies of proper financing statements, all such documents in form for filing in each jurisdiction that the Agent may deem necessary or desirable in order to create Acceptable Security Interests in the Collateral created under the Security Agreements and Initial Mortgages,

                  (ii) delivery of all Equity Interests of the Western Midstream Subsidiaries in certificated form (and for each such certificated Equity Interest, a duly executed but blank stock power in the form of Schedule III to the Pledge),

                  (iii) completed requests for information, dated on or before the Effective Date listing all effective financing statements filed in the jurisdictions referred to in clause (i) above that name any Western Midstream Subsidiary or WFSGI as debtor, together with copies of such financing statements,

                  (iv) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority Liens created under the Security Documents has been taken (including receipt of duly executed UCC-3 termination statements),

                  (v) a certificate of an Authorized Officer of TWC certifying that the insurance maintained by TWC and its Subsidiaries meets the requirements set forth in Section 5.1(c) (including evidence that the Collateral Agent is named as an additional insured thereunder in respect of the Collateral),

                  (vi) favorable opinions of special counsel for Colorado, New Mexico and Wyoming, and

                  (vii) copies of all material governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Credit Documents.

                  (viii) for each Western Midstream Subsidiary, a Perfection Certificate in the form of Exhibit M.

      SECTION 3.2. Conditions Precedent to a Revolving Credit Advance and an Issuance of a Letter of Credit. The obligation of each Bank to make a Revolving Credit Advance to, and each Issuing Bank to issue or increase the amount of a Letter of Credit at the request of, any Borrower shall be subject to the conditions precedent that (i) the Agent shall have received a Notice of Revolving Credit Borrowing in the form of Exhibit D-2 hereto for the Revolving Credit Borrowing of which such Revolving Credit Advance is a part or a Notice of Letter of Credit in the form of Exhibit D-1 hereto, as the case may be, (ii)
Article II shall have become effective, and (iii) on the date of such Revolving Credit Borrowing or issuance of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Letter of Credit and the acceptance by such Borrower of the proceeds of such Revolving Credit Borrowing or issuance of such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Revolving Credit Borrowing or such Letter of Credit is issued such statements are true):

      (a) each of the representations and warranties contained in Section 4.1 and each of the representations and warranties contained in any other Credit Document (other than, if the Collateral Release Date has occurred, the Security Documents and the Guaranties) are correct in all material respects on and as of the date of such Revolving Credit Borrowing or issuance of such Letter of Credit, before and after giving effect to such Revolving Credit Borrowing or issuance of such Letter of Credit, as though made on and as of such date (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period); and

      (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or issuance of such Letter of Credit, which constitutes a Default or Event of Default;

provided that, notwithstanding anything in this Section 3.2 to the contrary, with respect to any Letter of Credit issued at the request of a Borrower which shall automatically renew by their own terms unless a notice of non-renewal is given by the applicable Issuing Bank, such Issuing Bank may give such notice of non-renewal (after notice to such Borrower and in no event earlier than the date 10 days prior to the latest date on which it is entitled to do so) if applicable conditions precedent pursuant to this Section 3.2 are not satisfied at the date of issuance of the notice of non-renewal.

      SECTION 3.3. Effective Date. The Agent shall notify the Borrowers and the Banks when it reasonably believes that all the conditions precedent specified in
Section 3.1 have been satisfied in all material respects or waived and such notice shall be conclusive and binding on all parties to the Credit Documents. For avoidance of doubt, it is agreed that the matters set forth in Section 3.1 are conditions precedent to the effectiveness of Article II and not conditions precedent to Revolving Credit Advances or the issuance or increase of Letters of Credit (which are governed by Section 3.2).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1. Representations and Warranties of the Borrowers. Each Borrower represents and warrants, on the date hereof, on the date of each Revolving Credit Borrowing or issuance or increase in the amount of any Letter of Credit and (in the case of Section 4.1(r) only) on each Revolving Credit Facility Increase Effective Date and each Letter of Credit Facility Increase Effective Date, as follows:

      (a) Each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of the State of Delaware and has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except where failure to be in good standing or to have those licenses, authorizations, certificates, consents and approvals could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Each Material Subsidiary of each Borrower is duly organized or validly formed, validly existing and (if applicable) in good standing under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized or formed, existing and in good standing could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Each Material Subsidiary of a Borrower has all corporate or limited liability company powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects, except for those licenses, authorizations, certificates, consents and approvals the failure to have which could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower.

      (b) The execution, delivery and performance by each of the Borrowers and the other Credit Parties of the Credit Documents to which it is shown as being a party and the consummation of the transactions contemplated thereby are within such Borrower's or such other Credit Party's, as the case may be, corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene (i) any Borrower's or such other Credit Party's, as the case may be, charter, by-laws or formation agreement or (ii) law or any restriction under any material agreement binding on or affecting any Borrower or other Credit Party and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

      (c) No material authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or the consummation of the transactions contemplated thereby.

      (d) Each Credit Document has been duly executed and delivered by each appropriate Credit Party, and is the legal, valid and binding obligation of each such Credit Party, enforceable against each such Credit Party, in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity, and except that the representations in this sentence in respect of the Security Documents and the Guaranties are not made after the Collateral Release Date. Each Western Midstream Subsidiary existing on the Effective Date has duly executed and delivered a Guaranty, a Security Agreement and a Real Property Mortgage. As to each Western Midstream Subsidiary created or acquired after the Effective Date, the Borrowers have complied with Section 5.1(g).

      (e) (i)                The Consolidated balance sheet of TWC and its
Subsidiaries as at December 31, 2003, and the related Consolidated statements of income and cash flows of TWC and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects the Consolidated financial condition of TWC and its Subsidiaries as at such date and the Consolidated results of operations of TWC and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the Effective Date only, from December 31, 2003 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of TWC and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.

                             (ii)   The Consolidated balance sheet of NWP and
its Subsidiaries as at December 31, 2003, and the related Consolidated statements of income and cash flows of NWP and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects, the Consolidated financial condition of NWP and its Subsidiaries as at such date and the Consolidated results of operations of NWP and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the Effective Date only, from December 31, 2003 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of NWP and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.

                             (iii)  The Consolidated balance sheet of TGPL and
its Subsidiaries as at December 31, 2003, and the related Consolidated statements of income and cash flows of TGPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present in all material respects, the Consolidated financial condition of TGPL and its Subsidiaries as at such date and the Consolidated results of operations of TGPL and its Subsidiaries for the year ended on such date, all in accordance with GAAP. As of the Effective Date only, from December 31, 2003 to the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of TGPL and its Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), taken as a whole.

      (f) There is, as to each Borrower, no pending or, to the knowledge of such Borrower as of the Effective Date, threatened action or proceeding affecting such Borrower or any Material Subsidiary of such Borrower before any court, governmental agency or arbitrator, (i) which could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, except as set forth in TWC's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, or (ii) which purports to affect the legality, validity, binding effect or enforceability of any Credit Document.

      (g) No proceeds of any Advance will be used for any purpose or in any manner contrary to the provisions of Section 5.2(j).

      (h) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any Revolving Credit Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      (i) No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a Material Adverse Effect in respect of any Borrower. No Credit Party nor any Subsidiary or ERISA Affiliate of any Credit Party has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect in respect of any Borrower, and no Credit Party is aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that would have a Material Adverse Effect in respect of any Borrower.

      (k) [Reserved]

      (l) No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (m) Except as set forth in TWC's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, or as disclosed in writing by any Borrower to the Banks and the Agent after the date hereof and approved in writing by the Majority Banks, each Borrower and its Material Subsidiaries are in compliance with all applicable Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Except as disclosed in writing by any Borrower to the Banks and the Agent after the date hereof and approved in writing by the Majority Banks, the aggregate contingent and non-contingent liabilities of each Borrower and its Material Subsidiaries (other than those reserved for in accordance with GAAP and excluding liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities or which such Borrower reasonably expects to recover from ratepayers) which to such Borrower's knowledge are reasonably expected to arise in connection with (i) the requirements of any Environmental Law or (ii) any obligation or liability to any Person in connection with any Environmental matters (including any release or threatened release (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of
1980) of any Hazardous

Waste, Hazardous Substance, other waste, petroleum or petroleum products into the Environment) could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower. Each Borrower and its Material Subsidiaries holds, or has submitted a good faith application for all Environmental Permits (none of which have been terminated or denied) required for any of its current operations or for any property owned, leased, or otherwise operated by it; and is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits, except where the failure to comply with the matters set forth in this sentence, in the aggregate, could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower.

      (n) Unless the Collateral Release Date has occurred, the Western Midstream Subsidiaries have sufficient title to all Western Midstream Assets as is necessary for the conduct of the Western Midstream Business after the date hereof.

      (o) Unless the Collateral Release Date has occurred, the Western Midstream Subsidiaries own, lease or hold all Western Midstream Assets necessary or appropriate for the operation and carrying on of the Western Midstream Business.

      (p) No Default or Event of Default has occurred and is continuing.

      (q) Unless the Collateral Release Date has occurred, except as would not have a material adverse effect on the conduct of the Western Midstream Business, to TWC's knowledge, the various gathering systems which comprise part of the Western Midstream Assets are covered by recorded fee deeds, rights of way, easements, leases, servitudes, permits, licenses, or other instruments in favor of the Western Midstream Subsidiaries (or their predecessors in title) and their successors and assigns, which instruments establish a contiguous right of way for the respective gathering systems and grant the right to construct, operate, and maintain the respective gathering system in, over, under, and across the land covered thereby; provided, that certain licenses and permits from railroads, utilities, owners of meter sites, and from the various state and local Governmental Authorities and rights granted by Hydrocarbon producers on their respective properties may not be recorded. Unless the Collateral Release Date has occurred, to TWC's knowledge, the pipelines comprising the various gathering systems which are part of the Western Midstream Assets are located within the confines of contiguous rights of way in all material respects and do not encroach upon any adjoining property in any material respects. Unless the Collateral Release Date has occurred, to TWC's knowledge, the rights of ingress and egress held by the Western Midstream Subsidiaries with respect to such gathering systems allow the applicable Western Midstream Subsidiaries to inspect, operate, repair, and maintain such gathering systems in a normal manner in all material respects.

      (r) As of the Effective Date, each Revolving Credit Facility Increase Effective Date and each Letter of Credit Facility Increase Effective Date only, after giving effect to the Credit Documents delivered on the Effective Date, each Credit Party, individually and together with its Subsidiaries, is Solvent.

      (s) Unless the Collateral Release Date has occurred and subject to Section 5.1(e)(ii) below,

                  (i) an Acceptable Security Interest in all Collateral will exist, to the extent that an Acceptable Security Interest can be created in such Collateral by the filing of a financing statement, the recording of a Real Property Mortgage or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction, and only to the extent such actions are required herein or by the relevant Security Document.

                  (ii) the Credit Parties are the legal and beneficial owners of the Collateral free and clear of any lien other than Collateral Permitted Liens.

      (t) As of the Effective Date only, neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Agent or any Bank on or prior to the Effective Date (as modified or supplemented by other information so furnished on or prior to the Effective Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to any projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projections may materially differ from the projected results). None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Agent, any Issuing Bank or any Bank after the Effective Date (as modified or supplemented by other information so furnished after the Effective Date), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

      SECTION 5.1. Affirmative Covenants. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or Reimbursement Obligation shall remain outstanding, any Letter of Credit Liability shall exist or any Issuing Bank or any Bank shall have any Commitment hereunder, each Borrower will, unless the Majority Banks shall otherwise consent in writing:

      (a) Compliance with Laws, Etc. Comply, and cause each of its Material Subsidiaries to comply, with all applicable laws, rules, regulations and orders, including ERISA and all Environmental Laws, such compliance to include, without limitation, the payment and discharge before the same become delinquent of all taxes, assessments and governmental charges or levies imposed upon it or any of its Material Subsidiaries or upon any of its property or any property of any of its Material Subsidiaries, and all lawful claims which, if unpaid, would become a Lien upon any property of it or any of its Material Subsidiaries (except where failure to comply could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower); provided that no Borrower nor any Material Subsidiary of a Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and with respect to which reserves in conformity with GAAP, if required by GAAP, have been provided on the books of such Borrower or such Material Subsidiary, as the case may be.

      (b) Reporting Requirements. Furnish to the Agent:

                  (i) as soon as possible and in any event within five Business Days after an Authorized Officer of such Borrower obtains knowledge of the occurrence of any Default or Event of Default, continuing on the date of such statement, a statement of an Authorized Financial Officer of such Borrower setting forth the details of such Default or Event of Default and the actions, if any, which such Borrower has taken and proposes to take with respect thereto;

                  (ii) as soon as available and in any event not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Borrower, (1) the unaudited Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the unaudited Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified by an Authorized Financial Officer of such Borrower as fairly presenting in all material respects the Consolidated financial condition of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the Consolidated results of operations of such Borrower and its Consolidated Subsidiaries for such period; provided that, if any financial statement referred to in this clause (ii) of this Section 5.1(b) is so certified and is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an Authorized Financial Officer of such Borrower (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto, and (b) showing in detail the calculation supporting such statement in respect of Section 5.2(b) and, if such Borrower is TWC,
      Section 5.2(c), but the certificate contemplated by this clause (2) shall not be required for any Fiscal Quarter ending prior to the Effective Date;

                  (iii) as soon as available and in any event not later than 105 days after the end of each Fiscal Year of such Borrower ending after the Effective Date, (1) a copy of the annual audited report for such Fiscal Year for such Borrower and its Consolidated Subsidiaries, including the Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with GAAP and reported on by Ernst & Young, LLP or other independent certified public accountants of recognized national standing; provided that if any audited report referred to in this clause (iii) of Section 5.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such audited report; and (2) a certificate of an Authorized Financial Officer of such Borrower
      (a) stating that he has no knowledge that a Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and the action, if any, which such Borrower proposes to take with respect thereto and (b) showing in detail the calculations supporting such statement in respect of Section 5.2(b) and, if such Borrower is TWC, Section 5.2(c);

                  (iv) such other information (other than projections) respecting the business or properties, or the condition or operations, financial or otherwise, of such Borrower or any of its Material Subsidiaries as any Bank through the Agent may from time to time reasonably request;

                  (v) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which TWC sends to its security holders generally, and copies of all final reports and final registration statements which such Borrower or any Subsidiary of such Borrower files with the Securities and Exchange Commission or any national securities exchange; provided that, if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, such Borrower or Subsidiary shall not be obligated to furnish copies thereof;

                  (vi) as soon as possible and in any event within 30 Business Days after such Borrower or any Subsidiary or ERISA Affiliate of such Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, a statement of an Authorized Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower proposes to take with respect thereto;

                  (vii) promptly and in any event within 25 Business Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower, copies of each notice received by such Borrower or any ERISA Affiliate of such Borrower from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (viii) promptly and in any event within 25 Business Days after receipt thereof by such Borrower or any ERISA Affiliate of such Borrower from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or any ERISA Affiliate of such Borrower concerning (A) the imposition of a Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by such Borrower or any ERISA Affiliate of such Borrower in connection with any event described in clause (A), (B) or (C) above that, in the aggregate, could reasonably be expected to have a Material Adverse Effect in respect of such Borrower; and

                  (ix) promptly after any withdrawal or termination of any letter of credit, guaranty, insurance or other credit enhancement referred to in Section 1.5 or any change in the rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of such Borrower by S&P or Moody's, notice thereof.

      (c) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Material Subsidiaries operate, and cause the Collateral Agent to be named as an additional insured on all such insurance carried in respect of the Collateral at all times until the Collateral Release Date; provided that such Borrower or any such Material Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type and financial condition, provided further that any insurance required by this Section 5.1(c) may be maintained by TWC on behalf of the other Borrowers and their Material Subsidiaries. For avoidance of doubt, the Collateral Agent is not required to be named as loss payee on casualty insurance.

      (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its existence as a corporation or other Business Entity, rights and franchises in the jurisdiction of its incorporation or formation, and qualify and remain qualified, and cause each Material Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except (i) in the case of any Material Subsidiary of such Borrower (other than a Credit Party), where the failure of such Material Subsidiary to so maintain its existence could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower, (ii) where the failure to preserve and maintain such rights and franchises (other than existence) or to so qualify and remain qualified could not reasonably be expected to have a Material Adverse Effect in respect of such

Borrower, and (iii) such Borrower and its Material Subsidiaries may consummate any merger or consolidation permitted pursuant to Section 5.2(d) and other dispositions permitted hereunder.

      (e) Acceptable Security Interest. At all times prior to the Collateral Release Date:

                  (i) subject to Section 5.1(e)(ii) below, cause an Acceptable Security Interest to exist in all Collateral to the extent that an Acceptable Security Interest can be created therein by the filing of a financing statement, the recording of a Real Property Mortgage or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction, and only to the extent such actions are required herein or by the relevant Security Document; and

                  (ii) promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, cause an Acceptable Security Interest to exist in all Collateral.

      (f) Further Assurances. At any time and from time to time prior to the Collateral Release Date, at its expense, execute and deliver to, and cause each of the Western Midstream Subsidiaries and WFSGI to execute and deliver to, the Collateral Agent such further instruments and documents (other than legal opinions regarding the perfection of Collateral acquired after the Effective
Date), and take such further action, as the Majority Banks may from time to time reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Credit Documents and to establish and protect the rights, interests and remedies with respect to the Collateral (whether now owned, leased or hereafter acquired) created, or intended to be created pursuant hereto or thereto, and on the terms set forth herein or therein, in favor of the Collateral Agent, any of the Issuing Banks or any of the Banks, including the execution, delivery, recordation and filing of any necessary documentation and any deliveries of Collateral necessary to grant an Acceptable Security Interest in all Collateral, all as contemplated by and to the extent set forth in Section 3.1, Section 5.1(e), Section 5.1(g) or Section 5.1(l).

      (g) Midstream Subsidiaries. Prior to the Collateral Release Date, in each case at such Borrower's expense:

                  (i) with respect to any Person that becomes a Western Midstream Subsidiary, promptly (and in any event within 60 days after such Person becomes a Western Midstream Subsidiary): (i) cause the parent of such Western Midstream Subsidiary to create an Acceptable Security Interest in all Equity Interests of such Western Midstream Subsidiary, including delivering to the Collateral Agent all certificates representing such Equity Interests, together with a duly executed but blank stock power in the form of Schedule III to the Pledge, or otherwise reasonably acceptable to the Collateral Agent, for each such certificate, and (ii) cause such Western Midstream Subsidiary to (A) provide to the Collateral Agent a guaranty in substantially the form of Exhibit E-2, a security agreement in substantially the form of Exhibit G and such comparable documentation which is in form and substance reasonably satisfactory to the Collateral Agent, and (B) take all actions necessary or advisable to cause an Acceptable Security Interest to exist in all Collateral owned or hereafter acquired by such Western Midstream Subsidiary, only to the extent such Acceptable Security Interest can be created by the filing of a financing statement, or recording of a Real Property Mortgage in the relevant jurisdiction.

                  (ii) So long as no Event of Default exists, promptly grant to the Collateral Agent, but in no event later than 90 days after the acquisition of any real property interests, Acceptable Security Interests in such owned real property interests, including any fixtures associated therewith, of any Western Midstream Subsidiary as is acquired after the Effective Date by such Western Midstream Subsidiary and that, together with any improvements thereon, which, individually, has a value of at least $20,000,000, or, in the aggregate and are acquired during any 12 month period, have a value of at least $40,000,000. Upon the occurrence and during the continuance of an Event of Default, promptly, upon the request of the Collateral Agent, grant an Acceptable Security Interest in all real property interests owned by each Western Midstream Subsidiary. Such Acceptable Security Interest shall be granted pursuant to a mortgage or deed of trust, as appropriate, in substantially the form of Exhibit H and reasonably satisfactory in form and substance to the Collateral Agent (each such mortgage or deed of trust being an "Additional Mortgage"). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect an Acceptable Security Interest and all taxes, fees and other charges payable in connection therewith shall be paid in full.

                  (iii) To the extent the Initial Mortgages do not create an Acceptable Security Interest in all real property interests (other than leases) owned by the Western Midstream Subsidiaries on the Effective Date that are necessary and material to the operations of the Western Midstream Business, the Western Midstream Subsidiaries shall, promptly upon the request of the Collateral Agent, but in any event within 90 days, grant an Acceptable Security Interest in such real property, including by executing a mortgage or deed of trust, as appropriate, in substantially the form of Exhibit H and reasonably satisfactory in form and substance to the Collateral Agent.

      (h) Inspection Rights. Permit, and cause WFSGI and each Guarantor to permit, any representatives designated by the Agent, the Collateral Agent or the Majority Banks, upon reasonable prior notice, at the Banks' expense so long as no Event of Default exists and at TWC's expense during the continuance of an Event of Default, to visit and inspect its properties with an Authorized Officer of a Borrower present, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested but no more frequently than semi-annually so long as no Event of Default exists; provided that, insofar as WFSGI is concerned, this Section 5.1(h) shall apply only prior to the Collateral Release Date and only as to matters relating to the Pledge, the Western Midstream Assets, the Western Midstream Business and the Western Midstream Subsidiaries.

      (i) Payment of Obligations. Pay, and cause each of its Material Subsidiaries to pay, before the same shall become delinquent or in default, all obligations that, if not paid, could reasonably be expected to have a Material Adverse Effect in respect of such Borrower or, prior to the Collateral Release Date, that, if not paid, would result in the loss of, or adversely affect the Lien of the Collateral Agent in, or the perfection or priority of, Collateral having a fair market value (in the aggregate for all such Collateral) in excess of $100,000,000, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect in respect of such Borrower and would not, prior to the Collateral Release Date, result in the loss of any Collateral having a fair market value (in the aggregate for all such Collateral) in excess of $100,000,000 or affect the Lien of the Collateral Agent in any Collateral or the perfection or priority thereof.

      (j) Maintenance of Properties. Keep and maintain, and cause each of its Material Subsidiaries to keep and maintain, all property material to the conduct of the business of such Borrower and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, in the reasonable business judgment of such Borrower.

      (k) Books and Records. Keep, and cause each of its Material Subsidiaries to keep, books of record and account in accordance with GAAP.

      (l) Grantors. Until the Collateral Release Date, cause each of its Subsidiaries that is either a Guarantor or WFSGI, at the expense of such Borrower, to do each of the following (capitalized terms used in this Section 5.1(l) that are defined in the Western Midstream Security Agreement or the Pledge and not defined herein are used herein as therein defined), except that only Sections 5.1(l)(xiii)(1) and 5.1(l)(xiii)(2) shall apply to Pipeline Holdco and only Sections 5.1(l)(i), 5.1(l)(x), 5.1(l)(xi), 5.1(l)(xii) and 5.1(l)(xiv)
shall apply to WFSGI:

                  (i) Subject to 5.1(1)(ii) below, cause an Acceptable Security Interest to exist at all times in all Collateral in which such Guarantor has an interest to the extent that an Acceptable Security Interest can be created in such Collateral by the filing of a financing statement, the recording of a Real Property Mortgage or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction, only to the extent such actions are required herein or by the relevant Security Document, at all times prior to the Collateral Release Date;

                  (ii) Promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, cause an Acceptable Security Interest to exist in all Collateral;

                  (iii) Promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, deliver to the Collateral Agent the originals of all Contracts, Contract Documents and documents evidencing Receivables of such Guarantor;

                  (iv) Promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, deliver and pledge to the Collateral Agent any and all Investment Property, Instruments, Documents, Contract Documents or other Collateral in which such Guarantor has an interest and all documents evidencing such Collateral (in each case to the extent a security interest therein may be perfected by possession), indorsed and/or accompanied by such instruments of assignment and transfer and consents as the Collateral Agent may request, all in such form and substance as the Collateral Agent may request in order to perfect the security interests granted by the Western Midstream Security Agreement in such Collateral;

                  (v) Promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, take any and all actions reasonably requested by the Collateral Agent to ensure that the Collateral Agent has "control" (within the meaning of Section 8-106 of the UCC) of Collateral in which such Guarantor which is a Western Midstream Subsidiary has an interest constituting Investment Property and deposit accounts (as defined in the UCC (but only Investment Property and deposit accounts of the Western Midstream Subsidiaries);

                  (vi) Unless notified to the contrary by the Collateral Agent, enforce collection of any amounts payable under the Contracts in a manner consistent with prudent business standards;

                  (vii) Keep and maintain satisfactory and complete records of such Guarantor's Receivables in a manner consistent with prudent business standards, including records of all payments received and all credits granted thereon, and make the same available to the Collateral Agent for inspection at any time as the Collateral Agent may request;

                  (viii) Promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, deliver all tangible evidence of such Guarantor's Receivables (including all documents evidencing such Receivables) and books and records that the Collateral Agent may request to the Collateral Agent or to its representatives at such times as the Collateral Agent may reasonably request;

                  (ix) Promptly upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, legend in form and substance reasonably satisfactory to the Collateral Agent, the Receivables and Contracts and Contract Documents, as well as books, records and documents of such Guarantor evidencing or pertaining to the Receivables of such Guarantor, with an appropriate reference to the fact that such items of Collateral have been assigned to the Collateral Agent as security and that the Collateral Agent has a security interest therein;

                  (x) Cause each issuer of Equity Interests comprising Pledged Collateral not to issue any stock or other securities in addition to or in substitution for the Equity Interests comprising the Pledged Collateral issued by such issuer;

                  (xi) Without limiting the generality of the foregoing provisions, upon such Guarantor obtaining any additional Equity Interests of any issuer of the Pledged Collateral, Equity Interests in the entities described in Section 1(b) of the Pledge or any other Equity Interests or other securities constituting Pledged Collateral, promptly (and in any event within two Business Days) deliver to the Collateral Agent (i) such Equity Interests or other securities, (ii) a duly executed but blank stock power in the form of Schedule III to the Pledge, or otherwise acceptable to the Collateral Agent, for each certificate representing such additional Pledged Collateral, and (iii) a duly executed Pledge Agreement Supplement in substantially the form of Schedule IV to the Pledge (a "Pledge Agreement Supplement") or as may otherwise be required by the Collateral Agent identifying the additional shares which are pledged pursuant to this Agreement;

                  (xii) Cause WFSGI to own, directly or indirectly, at all times all Equity Interests of each Western Midstream Subsidiary and cause an Acceptable Security Interest to exist at all times in all such Equity Interests;

                  (xiii) Furnish to the Agent:

                  (1) as soon as available and in any event not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Pipeline Holdco, the unaudited Consolidated balance sheet of Pipeline Holdco and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the unaudited Consolidated statements of income and cash flows of Pipeline Holdco and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments and the lack of footnotes) by an Authorized Financial Officer of Pipeline Holdco as having been prepared in accordance with GAAP;

                  (2) as soon as available and in any event not later than 120 days after the end of each Fiscal Year of Pipeline Holdco ending after the Effective Date, the audited

            Consolidated balance sheet of Pipeline Holdco and its Consolidated Subsidiaries as of the end of such Fiscal Year and the Consolidated statements of income and cash flows of Pipeline Holdco and its Consolidated Subsidiaries for such Fiscal Year, in each case prepared in accordance with GAAP; and

                  (3) not later than 60 days (or, in the case of any calendar quarter ending on December 31, 105 days) following the end of each calendar quarter, an operational report for such quarter prepared by the Company and a statement of the outstanding amount of Debt of the Western Midstream Subsidiaries as of the end of such quarter, it being understood that such report and statement will not be required to be prepared in accordance with GAAP; and

                  (xiv) Cause all assets directly related to the Western
            Midstream Business that are owned by TWC or any of its Subsidiaries to be owned at all times by one or more Western Midstream Subsidiaries, other than Excluded Assets and any assets sold or disposed of pursuant to any disposition permitted hereunder.

      SECTION 5.2. Negative Covenants. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or Reimbursement Obligation shall remain outstanding, any Letter of Credit Liability shall exist or any Issuing Bank or any Bank shall have any Commitment hereunder, no Borrower will, without the written consent of the Majority Banks (it being understood that each of the permitted exceptions to each of the covenants in this Section 5.2 is in addition to, and not overlapping with, any other of such permitted exceptions to such covenant, except to the extent expressly provided therein):

      (a) Liens, Etc. (i) Permit any of the Western Midstream Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, in each case to secure or provide for the payment of either (A) any Debt of itself or any other Person or
(B) prior to the Collateral Release Date, any trade payable or other obligation or liability of itself or any other Person; provided, that, notwithstanding the foregoing, Western Midstream Subsidiaries may create, incur, assume or suffer to exist Collateral Permitted Liens and, on and after the Collateral Release Date, General Permitted Liens; or (ii) create, assume, incur or suffer to exist, or permit any of its Material Subsidiaries (other than Western Midstream Subsidiaries) to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, in each case to secure or provide for the payment of any Debt of itself or any other Person (other than obligations or liabilities that are (1) incurred, and are owed to trading counterparties, in the ordinary course of the trading business of the Borrowers or any of their Subsidiaries (other than Non-Recourse Subsidiaries and International Subsidiaries), and (2) secured only by cash, short term investments or a Letter of Credit); provided, that, notwithstanding the foregoing, the Borrowers or any of their Material Subsidiaries (other than Western Midstream Subsidiaries) may create, incur, assume or suffer to exist General Permitted Liens.

      (b) Debt.

                  (i) In the case of TWC, permit the ratio of (A) the aggregate amount of Consolidated Debt of TWC and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of Consolidated Debt of TWC and its Consolidated Subsidiaries to exceed on the last day of any Fiscal Quarter of TWC ending after the Effective Date (x) on or before December 31, 2004, 0.75 to 1.00,
      (y) after December 31, 2004 and on or before December 31, 2005, 0.70 to
      1.00 and (z) after December 31, 2005, 0.65 to 1.00;

                  (ii) In the case of any Borrower (other than TWC), permit the ratio of (A) the aggregate amount of Consolidated Debt of such Borrower and its Consolidated Subsidiaries, to (B) the sum of the Consolidated Net Worth of such Borrower plus the aggregate amount of Consolidated Debt of such Borrower and its Consolidated Subsidiaries to exceed, on the last day of any Fiscal Quarter of such Borrower ending after the Effective Date,
      0.55 to 1.00;

                  (iii) In the case of TWC, create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Debt at any time, if after giving effect to such Debt, the ratio of (A) the aggregate amount of Consolidated Debt of TWC and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of TWC as of the end of the Fiscal Quarter of TWC most recently ended prior to such time for which the appropriate financial information is available (adjusted, at TWC's option, to give effect, in accordance with GAAP, to all material asset acquisitions and dispositions by TWC and its Consolidated Subsidiaries since the end of such Fiscal Quarter) plus the aggregate amount of Consolidated Debt of TWC and its Consolidated Subsidiaries would exceed at such time (x) if such time is on or before December 31, 2004, 0.75 to 1.00, (y) if such time is after December 31, 2004 and on or before December 31, 2005, 0.70 to 1.00 and (z) if such time is after December 31, 2005, 0.65 to 1.00; and

                  (iv) In the case of any Borrower (other than TWC), create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Debt at any time, if after giving effect to such Debt, the ratio of (A) the aggregate amount of Consolidated Debt of such Borrower and its Consolidated Subsidiaries to (B) the sum of the Consolidated Net Worth of such Borrower as of the end of the Fiscal Quarter of such Borrower most recently ended prior to such time for which the appropriate financial information is available (adjusted, at such Borrower's option, to give effect, in accordance with GAAP, to all material asset acquisitions and dispositions by such Borrower and its Consolidated Subsidiaries since the end of such Fiscal Quarter) plus the aggregate amount of Consolidated Debt of such Borrower and its Consolidated Subsidiaries would exceed at such time 0.55 to 1.00.

      (c) EBITDA to Interest Expense Ratio. Permit, for any Measurement Period, the ratio of (i) EBITDA to (ii) Interest Expense to be less than (A) 1.50 to 1.00, for any Measurement Period ending on or before March 31, 2005, (B) 2.00 to
1.00 for any Measurement Period ending after March 31, 2005 and on or before December 31, 2005 or (C) 2.50 to 1.00 for any Measurement Period ending after December 31, 2005. For avoidance of doubt, it is agreed that such ratio will be computed for an entire Measurement Period and not for each day in such Measurement Period.

      (d) Merger and Sale of Assets. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, or permit any Guarantor to merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of such Guarantor's assets (or permit any Guarantor to do so), except that this Section 5.2(d) shall not prohibit (i) any sale or transfer permitted by Section 5.2(f) or 5.2(k) or any sale or transfer of any Non-Recourse Subsidiary or International Subsidiary or the assets of any Non-Recourse Subsidiary or of any International Subsidiary, (ii) any sale, lease or transfer between Western Midstream Subsidiaries or merger or consolidation involving only Western Midstream Subsidiaries or (iii) any merger or consolidation by any Borrower or any Guarantor with any Person that is neither a Borrower nor a Guarantor, if such Borrower or Guarantor, as the case may be, is the surviving entity, so long as, in each case, if applicable, prior to the Collateral Release Date, all Liens on Collateral continue as Acceptable Security Interests following any such transaction.

      (e) Agreements to Restrict Certain Transfers. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any consensual encumbrance or consensual restriction on its ability or the ability of any of its Subsidiaries (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Equity Interests or pay any Debt or other obligation owed to a Borrower or to any Subsidiary of any Borrower; or (ii) to make loans or advances to a Borrower or any Subsidiary thereof, except (1) encumbrances and restrictions on any Subsidiary that is not a Material Subsidiary, (2) those encumbrances and restrictions existing on the date hereof, and other customary encumbrances and restrictions now or hereafter existing that are not more restrictive in any material respect, taken as a whole, than the encumbrances and restrictions existing on the date hereof (provided that the application of any such restrictions and encumbrances to additional Subsidiaries not subject thereto on the date hereof shall not be deemed to make such restrictions and encumbrances more restrictive), (3) encumbrances or restrictions on any Non-Recourse Subsidiary or International Subsidiary, including those arising in connection with Non-Recourse Debt or International Debt, (4) encumbrances and restrictions on any Midstream Asset MLP, (5) encumbrances and restrictions on RMT or any Subsidiary of RMT pursuant to the RMT Loan Agreement, (6) encumbrances or restrictions existing under or by reason of (A) applicable law (including rules, regulations and agreements with regulatory authorities), (B) any agreement or instrument in effect at the time a Person is acquired by a Borrower or any Subsidiary of a Borrower, so long as such agreement was not entered into in contemplation of such acquisition, (C) any agreement for the sale or other disposition of a Subsidiary of a Borrower that restricts distributions by that Subsidiary pending its sale or other disposition or (D) provisions with respect to distributions of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements; provided that such encumbrances or restrictions apply only to the assets or property subject to such joint venture, asset sale, stock sale or similar agreement or to the assets or property being sold, as the case may be, and (7) encumbrances or restrictions existing under or by reason of Collateral Permitted Liens or General Permitted Liens securing debt otherwise permitted to be incurred under this Section 5.2 that limit the right of the debtor to dispose of the assets subject to such Collateral Permitted Liens or General Permitted Liens.

      (f) Maintenance of Ownership of Certain Subsidiaries. (i) Sell, issue or otherwise dispose of, or create, assume, incur or suffer to exist any Lien on or in respect of, or permit any of its Subsidiaries to sell, issue or otherwise dispose of or create, assume, incur or suffer to exist any Lien on or in respect of, any Equity Interest of, or any direct or indirect interest in any Equity Interest of, Pipeline Holdco, NWP or TGPL, or (ii) sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, all or substantially all of RMT or all or substantially all of the assets of RMT; provided that clause (ii) of this Section 5.2(f) shall not prohibit the sale or other disposition of the Equity Interests in RMT to the Borrower or any Wholly-Owned Subsidiary of a Borrower if, but only if, (x) there shall not exist or result a Default or Event of Default and (y) in the case of each sale or other disposition referred to in this proviso involving a Borrower or any of its Subsidiaries, such sale or other disposition could not reasonably be expected to impair materially the ability of such Borrower to perform its obligations hereunder or under any other Credit Document and such Borrower shall continue to exist.

      (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate of such Borrower to terminate, any Plan so as to result in any material liability of such Borrower, any Material Subsidiary of such Borrower or any such ERISA Affiliate to the PBGC, if such material liability of such ERISA Affiliate could reasonably be expected to have a Material Adverse Effect in respect of such Borrower, or (ii) permit to occur any Termination Event with respect to a Plan that would have a Material Adverse Effect in respect of such Borrower.

      (h) Transactions with Related Parties. Make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, or permit any Material Subsidiary of such Borrower to make any sale to, make any purchase from, extend credit to, make payment for services rendered by, or enter into any other transaction with, any Related Party of such Borrower or of such Material Subsidiary, unless as a whole such sales, purchases, extensions of credit, rendition of services and other transactions are (at the time such sale, purchase, extension of credit, rendition of services or other transaction is entered into) on terms and conditions reasonably fair in all material respects to such Borrower or such Material Subsidiary in the good faith judgment of such Borrower; provided that the following items will not be deemed to be subject to the provisions of this Section 5.2(h): (i) declaring or paying any dividend or distribution or purchasing, redeeming, retiring, defeasing or otherwise acquiring for value any Equity Interests, in each case not otherwise prohibited hereunder, (ii) any agreement, instrument or arrangement as in effect on the date hereof or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Banks in any material respect than the original agreement as in effect on the date hereof as determined in good faith by an Authorized Financial Officer of TWC, or (iii) (A) corporate sharing agreements among a Borrower and its Subsidiaries with respect to tax sharing and general overhead and other administrative matters and (B) any other intercompany arrangements disclosed or described in TWC's report on Form 10-K for the year ended December 31, 2003 (including the exhibits thereto), all as in effect on the date hereof, and any amendment or replacement of any of the foregoing so long as such amendment or replacement agreement is not less advantageous to any Borrower party thereto in any material respect than the agreement so amended or replaced, as such agreement was in effect on the date hereof.

      (i) Grantors. In the case of TWC, permit, prior to the Collateral Release Date, WFSGI or any Guarantor other than Pipeline Holdco:

                  (i) Upon the request of the Collateral Agent, after the occurrence and during the continuance of any Event of Default, to cause the withdrawal, application or transfer of any financial assets or security entitlements with respect to the Pledged Collateral (as such term is defined in the Pledge) or give any instructions or entitlement orders with respect to them;

                  (ii) To move or establish its chief executive office in any place different from its current location or change its state of incorporation or organization without prior notice to the Collateral Agent; or

                  (iii) To establish a new location for its chief executive office or change its name until it has given to the Collateral Agent not less than 10 days' prior written notice of its intention to do so, clearly describing such new location or specifying such new name or other name as the case may be, and providing such other information in connection therewith as Collateral Agent may reasonably request.

      (j) Use of Proceeds. Use any proceeds of any Revolving Credit Advance for any purpose other than general corporate purposes relating to the business of a Borrower and its Subsidiaries (including working capital and capital expenditures), or use any such proceeds in any manner which violates or results in a violation of law; provided that no proceeds of any Revolving Credit Advance will be used in any manner which contravenes law, and no proceeds of any Revolving Credit Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).

      (k) Asset Disposition. In the case of TWC, sell, lease, transfer or otherwise dispose of, or permit WFSGI or any of the Western Midstream Subsidiaries to sell, lease, transfer or otherwise dispose of, any Collateral prior to the Collateral Release Date, except:

                  (i) sales of inventory (including Hydrocarbons that are inventory) and extracted products in the ordinary course of business and on reasonable terms;

                  (ii) sales or other dispositions of worn out, uneconomic or obsolete assets in the ordinary course of business (for avoidance of doubt, excluding receivables and Equity Interests in Western Midstream Subsidiaries and Debt of TWC or any Subsidiary of TWC owing to any Western Midstream Subsidiary), if no Event of Default exists at the time of such sale or other disposition or would result therefrom; provided that "uneconomic" assets includes only those assets the sale of which (in the reasonable judgment of the Western Midstream Subsidiary making the sale or other disposition) could reasonably be expected, after giving effect to any contemporaneous replacement thereof, to leave the business and operations of such Western Midstream Subsidiary in at least as good a position as before such sale or other disposition;

                  (iii) sales or other dispositions of surplus equipment in the ordinary course of business, if no Event of Default exists at the time of such sale or other disposition or would result therefrom and if the aggregate fair market value of all such surplus equipment so sold or otherwise disposed does not exceed $25,000,000 during the term of this Agreement;

                  (iv) any trade of Collateral (other than receivables and Equity Interests in Western Midstream Subsidiaries and Debt of TWC or any Subsidiary of TWC owing to any Western Midstream Subsidiary) by Western Midstream Subsidiaries with other Subsidiaries of TWC (other than Non-Recourse Subsidiaries and International Subsidiaries) consistent with past practice, if (A) taken as a whole over time, the assets received by each party in such trade have a comparable fair market value to the assets traded by such party, and (B) no Event of Default exists at the time of such trade or would result therefrom;

                  (v) sales of other immaterial Property (other than Equity Interests in Western Midstream Subsidiaries and Debt of TWC or any Subsidiary of TWC owing to any Western Midstream Subsidiary) in the ordinary course of business and on reasonable terms, if no Event of Default exists at the time of such sale or would result therefrom; provided that property may not be sold pursuant to this clause (v) if the aggregate fair market value of all property sold pursuant to this clause
      (v) exceeds $5,000,000 in any year;

                  (vi) transfers of Collateral by any Western Midstream Subsidiary to another Western Midstream Subsidiary in the ordinary course of business, if no Event of Default exists at the time of such transfer or would result therefrom;

                  (vii) any Permitted Disposition if no Event of Default exists at the time of such Permitted Disposition or would result therefrom;

                  (viii) any sale or disposition of any interest in Collateral (other than Equity Interests in WGPC, WFSC or WGPWC, Equity Interests in any other Western Midstream Subsidiary unless such sale or disposition includes 100% of such Subsidiary, and Debt of TWC or any Subsidiary of TWC owing to any Western Midstream Subsidiary), if no Event of Default exists at the time of such sale or disposition or would result therefrom; provided that (A) the amount received by the Person so selling or disposing of such Collateral reasonably approximates the fair market value of such Collateral, (B) such sale or other disposition is on terms and conditions reasonably fair in all material respects to such Western Midstream Subsidiary in the good faith judgment of such Borrower, (C) the net proceeds of any such sale shall be reinvested in new or existing Collateral within twelve months from the date of such sale, and (D) the aggregate amount of net proceeds required to be so reinvested, but that have not yet been so reinvested, in respect of any Collateral sold or disposed of pursuant to this clause (viii) shall not exceed $50,000,000 at any time; and

                  (ix) sales or other dispositions in accordance with past practice of past due receivables or receivables owed by account debtors that are in bankruptcy;

      provided that with respect to any Collateral traded or transferred (in the case of clauses (iv) and (vi) only), or any non-cash proceeds received from the sale, transfer or other disposition of Collateral, or any Collateral purchased with the net proceeds received from a sale or other disposition pursuant to clause (viii), in each case pursuant to this
      Section 5.2(k), such Borrower shall undertake all actions as more fully set forth in, and subject to, Sections 5.1(f) and 5.1(g) to (1) grant an Acceptable Security Interest on any new Collateral resulting from any such trade or transfer or on such non-cash proceeds and (2) in the case of Collateral transferred pursuant to clause (vi), to maintain an Acceptable Security Interest on such transferred Collateral.

      To the extent any Collateral is sold or otherwise disposed as permitted by this Section 5.2(k), such Collateral (unless sold or disposed to TWC or any of its Subsidiaries pursuant to any provision of this Section 5.2(k) other than clause (iv)) shall be sold or disposed free and clear of the Liens created by the Security Documents (which Liens shall be deemed to be automatically released upon such permitted sale or permitted disposition), and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in order to effect the foregoing. Without limiting the foregoing, promptly upon the request of the Borrowers, at TWC's expense, the Collateral Agent will take such action and execute and deliver such instruments and documents necessary to release the liens and security interests created by the Security Documents on the Collateral sold or otherwise disposed of in accordance with this Section 5.2(k), in form and substance reasonably satisfactory to the Collateral Agent.

For avoidance of doubt it is expressly agreed that this Section 5.2(k) shall not prohibit the Western Midstream Subsidiaries from using cash and cash equivalents in the ordinary course of business.

      (l) Restricted Payments. (i) Declare or pay any dividends (other than in common stock of such Borrower), purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any other distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit Pipeline Holdco to do any of the foregoing, or (ii) permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in any Borrower or Pipeline Holdco, unless no Event of Default shall have occurred and be continuing at the time of any action described in clauses (i) and (ii) above and no Event of Default would result therefrom; provided, that, notwithstanding the foregoing, at any time, whether or not an Event of Default exists, TGPL and NWP shall be permitted to pay dividends to Pipeline Holdco to permit Pipeline Holdco to (1) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $2,000,000 in any fiscal year, (2) (and Pipeline Holdco shall be permitted to) pay dividends to TWC to pay the corporate overhead and administration expenses allocated (in a manner consistent with past practices) to Pipeline Holdco, TGPL, NWP and their Subsidiaries, and (3) pay any taxes which are due and payable by Pipeline Holdco, TGPL and NWP as part of a consolidated group.

      (m) Subsidiary Debt. Permit prior to the Collateral Release Date, (i) any Western Midstream Subsidiary to create, incur, assume or suffer to exist any Debt or preferred Equity Interests except (A) the Obligations, (B) Debt in an aggregate amount (for all Western Midstream Subsidiaries) not to exceed $50,000,000 at any time outstanding, and (C) Debt owed to TWC or any of its Subsidiaries if such Debt is evidenced by a promissory note that is delivered to the Collateral Agent and in which an Acceptable Security Interest exists, or
(ii) Pipeline Holdco to create, incur, assume or suffer to exist any Debt, except

(A) Debt in an aggregate amount not to exceed $150,000,000 at any time outstanding and (B) Debt owed to TWC or any of its Subsidiaries if all such Debt is evidenced by a promissory note that is delivered to the Collateral Agent and in which an Acceptable Security Interest exists.

      (n) Non-Recourse Debt. Create, incur or assume, or permit any of its Subsidiaries to create, incur or assume, any Non-Recourse Debt, unless, at the time of such creation, incurrence or assumption and immediately after giving effect thereto, both (i) the aggregate principal amount of all Non-Recourse Debt of all Subsidiaries of such Borrower does not exceed 10% of the total Consolidated assets of such Borrower and its Consolidated Subsidiaries; and (ii) the aggregate principal amount of all Non-Recourse Debt of all Subsidiaries of such Borrower that is secured by assets owned by such Borrower or its Subsidiaries or by either of the other Borrowers or their respective Subsidiaries (without duplication), on December 31, 2003 or by Equity Interests in any Person that owns any such asset or that is otherwise supported by such assets does not exceed 7.5% of the total Consolidated assets of such Borrower and its Consolidated Subsidiaries, as shown on the respective balance sheets of the Borrowers delivered pursuant to Section 4.1(e).

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

      (a) Any Borrower (i) shall fail to pay any Reimbursement Obligation owed by it when the same becomes due and payable, (ii) shall fail to pay any principal of any Revolving Credit Advance owed by it or any Note executed by it when the same becomes due and payable, (iii) shall fail to pay any interest owed by it on any Reimbursement Obligation, Revolving Credit Advance or Note within five days after the same becomes due and payable or (iv) shall fail to pay any fee or other amount presented in writing to be paid by it hereunder or under any Credit Document to which it is a party within ten days after the same becomes due and payable; or

      (b) Any certification, representation or warranty made by any Credit Party herein or in any other Credit Document or by any Credit Party (or any Authorized Officer of any Credit Party) in writing under or in connection with this Agreement or any other Credit Document or any instrument executed in connection herewith (including representations and warranties deemed made pursuant to Section 3.2) shall prove to have been incorrect in any material respect when made or deemed made; or

      (c) Any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5.2), any Note or any other Credit Document on its part to be performed or observed and such failure shall continue for 30 days after the earlier of the date notice thereof shall have been given to TWC by the Agent or any Bank or the date an Authorized Officer of such Credit Party shall have knowledge of such failure or (ii) any term, covenant or agreement contained in Section 5.2; or

      (d) Any Borrower or any Subsidiary of any Borrower (other than a Non-Recourse Subsidiary or an International Subsidiary) shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $100,000,000 in the aggregate (excluding Debt incurred pursuant to any Revolving Credit Advance) of such Borrower or any Subsidiary of such Borrower (as the case may be) (other than a Non-Recourse Subsidiary or an International Subsidiary), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than (i) by a regularly scheduled required prepayment, (ii) as required in connection with any permitted sale of assets, (iii) as required in connection with any casualty or condemnation or (iv) as required pursuant to an illegality event of the type set forth in Section 2.16), prior to the stated maturity thereof; provided, however, that the provisions of this Section 6.1(d) shall not apply to any Non-Recourse Debt or International Debt or any Non-Recourse Subsidiary or International Subsidiary; or

      (e) Any Borrower or any Material Subsidiary of any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Material Subsidiary of any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or any Borrower or any Material Subsidiary of any Borrower shall take any action to authorize any of the actions set forth above in this subsection
(e) (for the avoidance of doubt, Non-Recourse Subsidiaries and International Subsidiaries are not subject to this clause (e)); or

      (f) One or more judgments or orders for the payment of money in excess of $100,000,000 in the aggregate (to the extent not paid or to the extent not covered by insurance or indemnities that TWC, in its reasonable good faith judgment, believes will be paid when due by the parties providing such indemnities or insurance) shall be rendered against any Borrower or any Material Subsidiary of any Borrower and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (for the avoidance of doubt, Non-Recourse Subsidiaries and International Subsidiaries are not subject to this clause (f)); or

      (g) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to any Borrower by the Agent,
(i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition herein of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $125,000,000; or

      (h) Any Credit Party or any Subsidiary or ERISA Affiliate of any Credit Party shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $125,000,000 in the aggregate;

      (i) Any Credit Party or any Subsidiary or ERISA Affiliate of any Credit Party shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Credit Parties and their respective ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $125,000,000;

      (j) Prior to the Collateral Release Date, any Security Document or any Guaranty for any reason is not a legal, valid, binding and enforceable obligation of any Credit Party thereto or any Credit Party shall so state in writing;

      (k) Prior to the Collateral Release Date, any material portion of the Collateral that is not covered by adequate insurance shall be destroyed or any material portion of the Collateral shall otherwise become unavailable for use by its owner for a period in excess of 90 days or title to any material portion of the Collateral shall be successfully challenged; or

      (l) A Change of Control Event shall occur;

then, and in any such event, the Agent while such event exists (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the Commitments of each Bank and of each Issuing Bank and the obligations of each Issuing Bank to issue any Letter of Credit and each Bank to make Revolving Credit Advances to be terminated, whereupon each Commitment and each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower as to which an Event of Default exists, declare the principal of the Reimbursement Obligations and Revolving Credit Advances owed by such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement and any other Credit Document to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of any Event of Default described in Section 6.1(e), (A) the Commitments of each Bank and of each Issuing Bank and the obligations of each Issuing Bank to issue a Letter of Credit and each Bank to make Revolving Credit Advances shall automatically be terminated and (B) the principal of the Reimbursement Obligations and Revolving Credit Advances, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers. For purposes of this Section 6.1, any Reimbursement Obligation or Revolving Credit Advances owed to an SPC shall be deemed to be owed to its Designating Bank.

      SECTION 6.2. LC Cash Collateral Accounts. Upon the occurrence and during the continuance of any Event of Default that exists as to any Borrower (if the Agent has declared all amounts owed by such Borrower hereunder to be due and payable), such Borrower agrees that it shall forthwith, without any demand or the taking of any other action by any Issuing Bank, the Agent, or any of the Banks, provide cover for the outstanding Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower by paying to the Agent immediately available funds in the amount equal to the then aggregate Available Amounts of all outstanding Letters of Credit issued at the request of such Borrower, which funds shall be deposited into a blocked deposit account or accounts to be established and maintained at the office of Citibank (or an affiliate thereof) in the name of the Agent as collateral security for any outstanding Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower (the "LC Cash Collateral Accounts" in respect of such Borrower). Each Borrower hereby pledges, and grants to the Agent for the ratable benefit of each Issuing Bank and the Banks, a security interest in all funds held in the LC Cash Collateral Accounts in respect of such Borrower from time to time and all proceeds thereof, as security for the payment of the outstanding Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower. The Agent shall from time to time withdraw funds then held in the LC Cash Collateral Accounts in respect of any Borrower to satisfy the payment of any Reimbursement Obligations owing by such Borrower to any Issuing Bank as shall have become or shall become due and payable by such Borrower to such Issuing Bank under this Agreement in connection with the Letters of Credit issued at the request of such Borrower. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the LC Cash Collateral Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds or for investing such funds. If at any time (a) no Event of Default exists and (b) the funds in the LC Cash Collateral Accounts in respect of any Borrower exceed the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued at the request of such Borrower, the Agent shall, upon request of such Borrower, return such excess to such Borrower.

                                  ARTICLE VII

               THE AGENT; THE COLLATERAL AGENT; AND ISSUING BANKS

      SECTION 7.1. Agent's and Collateral Agent's Authorization and Action. Each of the Banks and Issuing Banks hereby appoints and authorizes the Agent and the Collateral Agent to take such action respectively as agent and collateral agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated respectively to the Agent and to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of the terms of this Agreement or collection of the Reimbursement Obligations or Notes, fees and any other amounts due and payable pursuant to this Agreement), neither the Agent nor the Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that neither the Agent nor the Collateral Agent shall be required to take any action which exposes the Agent or the Collateral Agent to personal liability or which is contrary to the Credit Documents or applicable law. The Agent and the Collateral Agent agree to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement or any other Credit Document. The Agent will promptly furnish to each Bank all items furnished to the Agent pursuant to
Section 5.1(b).

      SECTION 7.2. Agent's and Collateral Agent's Reliance, Etc. Neither the Agent nor the Collateral Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them or under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Collateral Agent: (i) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (ii) make no warranty or representation to any Bank or Issuing Bank and shall not be responsible to any Bank of Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the satisfaction, performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of any Credit

Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by either of them in its reasonable judgment to be genuine and signed or sent by the proper party or parties; (vi) may treat any Issuing Bank that issues or has issued a Letter of Credit as being the issuer of such Letter of Credit for all purposes and (vii) may treat a Bank as the obligee of any Revolving Credit Advance or, if applicable, the payee of any Note as the holder thereof, until the Agent receives and accepts a Transfer Agreement executed by a Borrower (if required pursuant to Section 8.5), the assignor Bank and the assigning Bank pursuant to Section 8.5. Without limiting the generality of the foregoing, insofar as the Agent is concerned, for purposes of determining compliance with
Section 3.2 with respect to any Revolving Credit Advance, each Bank shall be deemed to have consented to, approved and accepted and to be satisfied with each matter required under Section 3.2, unless the officer of the Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Bank prior to such Revolving Credit Advance specifying its objection thereto and such Bank shall not have made available to the Agent any portion of such Revolving Credit Advance; provided that this sentence is solely for the benefit of the Agent (and not any Credit Party) and shall not amend, waive or otherwise modify Section 3.2, Section 6.1(b) or any other provision applicable to any Credit Party, whether in respect of such Revolving Credit Advance or any other Revolving Credit Advance or matter.

      SECTION 7.3. Issuing Banks' Reliance, Etc. Neither the Issuing Banks nor any directors, officers, agents or employees of the Issuing Banks shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Issuing Banks shall not have, by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended or shall be so construed as to impose upon the Issuing Banks any obligations in respect of this Agreement except as expressly set forth herein. Without limitation of the generality of the foregoing, the Issuing Banks: (i) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) make no warranty or representation to any Bank or Issuing Bank and shall not be responsible to any Bank or Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the satisfaction, performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of any Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by any of them in its reasonable judgment to be genuine and signed or sent by the proper party or parties. Without limiting the generality of the foregoing, insofar as each Issuing Bank is concerned, for purposes of determining compliance with Section 3.2 with respect to any issuance or increase of any Letter of Credit, each Bank shall be deemed to have consented to, approved and accepted and to be satisfied with each matter required under Section 3.2, unless the officer of such Issuing Bank responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Bank prior to such issuance or increase specifying its objection thereto and such Bank shall not have accepted after such issuance or increase any Letter of Credit Fee associated with such increase or, in the case of an issuance of any Letter of Credit, associated with such Letter of Credit; provided that this sentence is solely for the benefit of the Issuing Banks (and not any Credit Party) and shall not amend, waive or otherwise modify Section 3.2, Section 6.1(b) or any other provision applicable to any Credit Party, whether in respect of such Letter of Credit or any other Letter of Credit or matter.

      SECTION 7.4. Rights. With respect to its Commitments, the Revolving Credit Advances made by it and the Notes, if any, issued to it, or any Letter of Credit Interest held by it, CUSA shall have the same rights and powers under any such Note and the other Credit Documents as any other Bank and may exercise the same as though it was not the Agent and Collateral Agent. With respect to its Letter of Credit Commitments, the Reimbursement Obligations owed to it or any Letter of Credit Interest held by it, the Issuing Banks shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it was not an Issuing Bank, as the case may be. CUSA, each Issuing Bank and the respective affiliates of each may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Person who may do business with or own, directly or indirectly, securities of any Borrower and any other Person, all as if CUSA were not the Agent and Collateral Agent and each Issuing Bank was not an Issuing Bank, in each case without any duty to account therefor to the Banks or the Issuing Banks.

      SECTION 7.5. Indemnification. (a) The Banks agree to indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Letter of Credit Interests then held by each of them plus the respective principal amounts of the Revolving Credit Advances owed to each of them (or if no Letter of Credit Interests or Revolving Credit Advances are at the time outstanding, ratably according to their respective Revolving Credit Commitments for TWC (or, if such Commitments have terminated, their respective Revolving Credit Commitments for TWC immediately prior to such termination)), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of external counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against either the Agent or the Collateral Agent in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Agent or the Collateral Agent under this Agreement or any other Credit Document, including any of the foregoing incurred in connection with any action taken under Section 5.1(h) (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR THE COLLATERAL AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT AND THE COLLATERAL AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH OF THE AGENT AND THE COLLATERAL AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.5, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and the Collateral Agent promptly upon demand for their respective ratable shares of any out-of-pocket expenses (including external counsel fees) incurred respectively by the Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document to the extent that the Agent and the Collateral Agent are not reimbursed for such expenses by the Borrowers.

      (b) The Banks agree to indemnify each Issuing Bank (to the extent not reimbursed by the Borrowers), ratably according to the respective Letter of Credit Interests then held by each of them plus the respective principal amounts of the Revolving Credit Advances owed to each of them (or if no Letter of Credit Interests or Revolving Credit Advances are at the time outstanding, ratably according to their respective Revolving Credit Commitments for TWC (or, if such Commitments have terminated, their respective Revolving Credit Commitments for TWC immediately prior to such termination)), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of external counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Issuing Bank in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by any Issuing Bank under this Agreement or any other Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY ISSUING BANK, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ISSUING BANK). IT IS THE INTENT OF THE PARTIES HERETO THAT AN ISSUING BANK SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.5, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse each Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including external counsel fees) incurred by such Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through renegotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or any other Credit Document to the extent that such Issuing Bank is not reimbursed for such expenses by the Borrowers.

      SECTION 7.6. Successor Agent and Collateral Agent. The Agent and Collateral Agent may resign at any time respectively as Agent and Collateral Agent under this Agreement by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks; provided, however that any removal of the Agent will not be effective until it has also been replaced as Collateral Agent. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent of the Borrowers (which consent shall not be unreasonably withheld and shall not be required if an Event of Default under Section 6.1(a) or 6.1(e) exists), a successor Agent and Collateral Agent from among the Banks. If no successor Agent and Collateral Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the respective retiring Agent's or Collateral Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Collateral Agent, then the retiring Agent or Collateral Agent may, on behalf of the Banks, appoint respectively a successor Agent or Collateral Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent or Collateral Agent under this Agreement by respectively a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Collateral Agent and shall function as the Agent or Collateral Agent under this Agreement, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations as Agent or Collateral Agent under this Agreement. After any retiring Agent's or Collateral Agent's resignation or removal hereunder respectively as Agent or Collateral Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent under this Agreement.

      SECTION 7.7. Bank Credit Decision. Each of the Banks and Issuing Banks acknowledges that it has, independently and without reliance upon the Collateral Agent, the Agent, the Syndication Agent, the Joint Lead Arrangers, the Issuing Banks or any other Bank and based on the financial statements referred to in
Section 4.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Banks and Issuing Banks and the other beneficiaries of any Security Document (both on its own behalf and on behalf of any of its Affiliates that is a beneficiary of any Security Document) also acknowledges that it will, independently and without reliance upon the Collateral Agent, the Agent, the Syndication Agent, the Joint Lead Arrangers, the Issuing Banks or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents. The Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Person with any credit or other

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

information, whether coming into its possession before the issuance of any Letter of Credit or making of any Revolving Credit Advance or at any time or times thereafter.

      SECTION 7.8. Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank nor any Issuing Bank nor any beneficiary of any Security Document shall have any right of action whatsoever against the Collateral Agent as a result of its acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Banks. Furthermore, except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      SECTION 7.9. Other Agents. The Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers have no duties or obligations under any Credit Document. None of the Syndication Agent, the Co-Documentation Agents or the Joint Lead Arrangers shall have, by reason of this Agreement or the other Credit Documents, a fiduciary relationship in respect of any Bank or any Issuing Bank, and nothing in this Agreement or other Credit Documents, express or implied, is intended or shall be so construed to impose on any of the Syndication Agent, the Co-Documentation Agents or the Joint Lead Arrangers any obligation in respect of this Agreement or other Credit Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks directly affected thereby (it being understood that all Banks are directly affected by clauses (a), (f), (g), (h) and (i) below), do any of the following: (a) waive any of the conditions specified in Section 3.1, (b) increase or extend the scheduled termination date of any Commitment of any Bank or any Issuing Bank or subject any Bank or any Issuing Bank to any additional obligation, (c) reduce the Reimbursement Obligations, (d) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of the Reimbursement Obligations, Revolving Credit Advances or any fees or other amounts payable hereunder, (f) change the definition of Majority Banks or otherwise change the LC Participation Percentages, the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, Letter of Credit Liabilities or the Reimbursement Obligations which shall be required for the Banks or any of them to take any action under this Agreement, (g) release all or substantially all of the Collateral, except as set forth in Section 2.2(k), 5.2(k), 6.2 or 8.15, or release Pipeline Holdco, WGPC, WFSC or WGPWC from their respective Guaranties, except as set forth in Section 8.15 and except for the release of WGPC, WFSC or WGPWC ("terminated entity") occurring in connection with the merger, consolidation or liquidation of such terminated entity with or into WGPC, WFSC or WGPWC ("continuing entity") so long as the Guaranty of such continuing entity continues, (h) amend, waive any provision of, or consent to any departure by any Borrower from Section 2.9, this Section 8.1 or Section

8.15, or (i) increase the aggregate amount of the Revolving Credit Commitments for TWC or the Letter of Credit Commitments above $1,500,000,000; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of any Issuing Bank under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Banks required above to take such action, affect the rights or duties of the Collateral Agent under any Credit Document.

      SECTION 8.2. Notices, Etc. (a) Except as otherwise provided in Section 8.2(b), all notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered, if to any Bank, as specified opposite its name on Schedule I hereto or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 8.5(a) or in a Revolving Credit Commitment Increase Agreement delivered pursuant to Section 2.19; if to a Borrower, as specified opposite its name on Schedule II hereto; if to an Issuing Bank to its address as specified opposite its name on
Schedule I or in a Letter of Credit Commitment Increase Agreement delivered pursuant to Section 2.19; if to CUSA, as Agent or Collateral Agent, to its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720 (telecopier number: (302) 894-6120; email address: oploanswebadmin@citigroup.com),
Attention: Williams Account Officer, with a copy to Citicorp North America, Inc., 333 Clay Street, Suite 3700, Houston, Texas 77002 (telecopier number:
(713) 654-2849), Attention: The Williams Companies, Inc. Account Officer; or, as to any Borrower, any Issuing Bank, the Collateral Agent, or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers, each Issuing Bank, the Collateral Agent and the Agent; provided that materials required to be delivered pursuant to Section 5.1(b)(ii), (iii) and (iv) shall be delivered to the Agent as specified in Section 8.2(b) or as otherwise specified to any Borrower by the Agent; provided, further, that any communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under the Credit Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any borrowing, Letter of Credit, increase of any Letter of Credit or other extension of credit hereunder, shall be in writing (including telecopy communication) and mailed, telecopied or delivered pursuant to this Section 8.2(a). All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 8.5(a) or in a Revolving Credit Commitment Increase Agreement or Letter of Credit Commitment Increase Agreement delivered pursuant to Section 2.19 (or other telecopy number specified by such party in a written notice to the other parties hereto) or confirmed by e-mail, respectively, except that notices and communications to the Agent shall not be effective until received by the Agent. Any notice or communication to a Bank shall be deemed to be a notice or communication to any SPC designated by such Bank and no further notice to an SPC shall be required. Delivery by telecopier of an executed counterpart of this Agreement, any other Credit Document or any amendment or waiver of any provision of this Agreement or any other Credit Document (other than a Letter of Credit) shall be effective as delivery of a manually executed counterpart thereof.

      (b) The Borrowers will have the option to provide to the Agent and the Collateral Agent all information, documents and other materials that they are obligated to furnish to the Agent or the Collateral Agent, as the case may be, pursuant to the Credit Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, borrowing, a new Letter of Credit, any increase of any Letter of Credit or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any provision of this Agreement and/or any borrowing, Letter of Credit, increase of any Letter of Credit or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium to oploanswebadmin@citigroup.com.

The Borrowers further agree that the Agent or the Collateral Agent may make the Communications available to the Banks and the Issuing Banks by posting the Communications on Intralinks or a substantially similar electronic transmission system (the "Platform"). The Borrowers acknowledge that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES OF THE AGENT, THE COLLATERAL AGENT OR THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO ANY BORROWER, ANY BANK, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE TRANSMISSION BY ANY BORROWER, ANY OF THE AGENT PARTIES OR ANY OTHER PERSON OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Credit Documents. Each of the Banks and the Issuing Banks agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank or Issuing Bank, as the case may be, for purposes of the Credit Documents. Each of the Banks and the Issuing Banks agrees (i) to notify the Agent in writing (including by electronic communication) from time to time of such Bank's or such Issuing Bank's, as the case may be, e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Agent, the Collateral Agent, any Issuing Bank or any Bank to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

      SECTION 8.3. No Waiver; Remedies. No failure on the part of any Bank, the Collateral Agent, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.4. Costs and Expenses.

      (a) (i) TWC agrees to pay, within 30 days of receipt by TWC of request therefor, all reasonable out-of-pocket costs and expenses of the Joint Lead Arrangers, the Syndication Agent, the Collateral Agent, the Agent and the Issuing Banks in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, the Letters of Credit, the Notes, or any other Credit Document and the other documents to be delivered under this Agreement, including the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Agent, with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, the Notes and any other Credit Document, the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, the reasonable out-of-pocket costs and expenses of the Collateral Agent and all amounts paid by the Collateral Agent pursuant to any Security Document, and (ii) TWC agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and out-of-pocket expenses), of the Agent, the Collateral Agent, the Syndication Agent, the Issuing Banks and each Bank in connection with the enforcement (after the occurrence and during the continuance of an Event of Default and whether through negotiations (including formal workouts or restructurings), legal proceedings or otherwise) against any Credit Party of any Credit Document.

      (b) Each Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Collateral Agent, the Syndication Agent, the Issuing Banks, the Joint Lead Arrangers and each Bank and each of their respective affiliates, directors, officers, employees and agents (the "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than claims and related damages, losses, liabilities and expenses made by one Bank (or its successors or assignees) against another Bank) arising out of, related to or in connection with (i) any Credit Document or any other document or instrument delivered in connection herewith, (ii) any violation by any Credit Party or any Subsidiary of any Credit Party of any Environmental Law or any other law, rule, regulation or order, (iii) any Revolving Credit Advance, any Letter of Credit or the use or proposed use of the proceeds of any Revolving Credit Advance or Letter of Credit, (iv) any of the Commitments, (v) any transaction in which any proceeds of any Letter of Credit or Revolving Credit Advance are applied or (vi) any investigation, litigation or proceeding, whether or not any of the Indemnified Parties is a party thereto, related to or in connection with any of the foregoing or any Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE SOUGHT TO BE RECOVERED BY ANY INDEMNIFIED PARTY TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF

SUCH INDEMNIFIED PARTY OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AFFILIATES, ADVISORS, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.4(B), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

      (c) If any payment of principal of, or Conversion of, or purchase pursuant to Section 2.6(c) of, or assignment pursuant to a Transfer Agreement referred to in Section 2.19(c) of, any portion of any Eurodollar Rate Advance owed by any Borrower to any Bank is made other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment, prepayment or Conversion pursuant to this Agreement or acceleration of the maturity of the Notes pursuant to Section 6.1 or such purchase or assignment, such Borrower shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, purchase, assignment or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Eurodollar Rate Advance.

      (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.2, 2.6 and 2.8 and this Section 8.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

      SECTION 8.5. Binding Effect; Transfers.

      (a) This Agreement shall become effective (other than Article II, which shall become effective as set forth in Section 3.1) when it shall have been executed by the Borrowers, the Agent, the Collateral Agent and the Issuing Banks, and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Collateral Agent, the Issuing Banks and each Bank and their respective successors and assigns; provided that the Borrowers shall not have the right to assign any of their rights hereunder or any interest herein without the prior written consent of the Banks and the Issuing Banks. Each Bank may assign to one or more banks, financial institutions or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Advances owing to such Bank, any Note or Notes held by such Bank, its Letter of Credit Interest and any or all of its Revolving Credit Commitments); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Notes, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement or an assignment to another Bank, the amount of the Revolving Credit Commitment for TWC of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Transfer Agreement with respect to such assignment) shall be in an aggregate amount of $5,000,000 (or such lesser amount as may be consented to by the Agent and the Borrowers) and in an integral multiple of $1,000,000 (unless otherwise consented to by the Agent and the Borrowers), (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register maintained by the Agent, a Transfer Agreement and a processing and recordation fee of $3,500 (which fee shall be paid by such Eligible Assignee or, in the case of Transfer Agreements referred to in Section 2.19(c), TWC) and (v) each such assignment of any Revolving Credit Commitment for any Borrower shall be made only if the same percentage of the Revolving Credit Commitments of such assigning Bank for each of the other Borrowers and the same percentage of the LC Participation Percentage of the assigning Bank are simultaneously assigned by the assigning Bank to the same Eligible Assignee pursuant to the same Transfer Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Transfer Agreement, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Transfer Agreement, have the rights and obligations of a Bank hereunder (including obligations to the Agent and the Collateral Agent pursuant to Section 7.5) and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement, except for rights and obligations which continue after repayment of the Reimbursement Obligations and Revolving Credit Advances or termination of this Agreement pursuant to the express terms of this Agreement (and, in the case of a Transfer Agreement covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto, except as to such rights and obligations).

      (b) By executing and delivering a Transfer Agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer Agreement, such assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, the perfection, existence, sufficiency or value of any Collateral or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its respective obligations under the Credit Documents or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the Collateral Agent, any Issuing Bank, such assignor or any other Bank and based on such financial statements and such other documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement, any of the other Credit Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the Collateral Agent, respectively, to act as Agent and the Collateral Agent, respectively, on its behalf and to exercise such powers and discretion under this Agreement, any other Credit Document or any other document executed in connection herewith or therewith as are delegated to the Agent and the Collateral Agent, respectively, by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

      (c) The Agent shall maintain a copy of each Transfer Agreement, Revolving Credit Commitment Increase Agreement and Letter of Credit Commitment Increase Agreement, delivered to and accepted by it and a register for the recordation of the names and addresses of each Bank and each Issuing Bank together with its respective Revolving Credit Commitment, Letter of Credit Commitment, LC Participation Percentage, Letter of Credit Interest and the principal amount of the Revolving Credit Advances owing to such Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Banks may treat each Person whose name is recorded in the Register as a Bank or Issuing

Bank, as the case may be, hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, any Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a Transfer Agreement executed and completed by an assigning Bank and an assignee representing that it is an Eligible Assignee (and consented to by the Agent, the Issuing Banks and, if required, by TWC), the Agent shall (i) accept such Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. If requested by the assigning or assignee Bank, each Borrower after its receipt of such notice, shall, at its own expense, execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such assignee Bank in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Transfer Agreement and, if the assigning Bank has retained a Revolving Credit Commitment hereunder, new Notes to the order of the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Transfer Agreement and shall otherwise be in substantially the form of Exhibit I hereto.

      (e) Each Bank or Issuing Bank may sell participations to one or more banks or other entities (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Revolving Credit Advances owing to it, the Notes held by it and its Letter of Credit Interest); provided, that (i) such Bank's or Issuing Bank's, as the case may be, obligations under this Agreement shall remain unchanged, (ii) such Bank or Issuing Bank, as the case may be, shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent, the Collateral Agent, each other Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank or Issuing Bank, as the case may be, in connection with such Bank's or Issuing Bank's, as the case may be, rights and obligations under this Agreement, (v) all amounts payable under this Agreement shall be calculated as if such Bank or Issuing Bank, as the case may be, had not sold such participation, and (vi) the terms of any such participation shall not restrict such Bank's or Issuing Bank's, as the case may be, ability to consent to any departure by any Borrower herefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Reimbursement Obligations or Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Reimbursement Obligations or Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

      (f) Notwithstanding any other provisions set forth in this Agreement, any Bank or Issuing Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including its Letter of Credit Interest) or any of its Notes in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers, the Issuing Banks or the Agent. Furthermore, any Bank or Issuing Bank may assign, as collateral or otherwise, any of its rights (including rights to payments of principal of and/or interest on its Letter of Credit Interest or Revolving Credit Advances made by such Bank) under this Agreement, its Notes or any of its Letter of Credit Interest to any Federal Reserve Bank without notice to or consent of any Borrower, the Issuing Banks or the Agent.

      (g) Notwithstanding anything to the contrary contained herein, any Bank or Issuing Bank (a "Designating Bank") with the consent of the Agent (and, if no Event of Default has occurred and is continuing, the Borrowers) may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Designating Bank to the Agent and the Borrowers, the option to fund all or any part of any payment to any Issuing Bank or Revolving Credit Advance which the Designating Bank has agreed to make; provided that no Designating Bank shall have granted at any one time such option to more than one SPC; and provided further that (i) such Designating Bank's obligations under this Agreement shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Issuing Banks, the Collateral Agent, the Agent and the other Banks shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any drawing under a Letter of Credit or to fund any Revolving Credit Advance, and (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of a Borrower under this Agreement (including its obligations under Section 2.6). The issuance of a Letter of Credit or the making of a Revolving Credit Advance by an SPC hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Revolving Credit Advance were made by or such Letter of Credit were issued by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligations shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this
Section 8.5, an SPC may not assign its interest in any Letter of Credit Interests or Revolving Credit Advance except that, with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Letter of Credit Interests or Revolving Credit Advance to the Designating Bank or to any financial institutions (consented to by the Borrowers, Issuing Banks and Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Letter of Credit Interests or Revolving Credit Advance. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all actions hereunder, including votes, approvals, waivers, consents and amendments under or relating to this Agreement, the Notes and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrowers, the Issuing Banks, the Collateral Agent, the Agent and the Banks may rely thereon without any requirement that the SPC sign or acknowledge the same or that notice be delivered to the Borrowers or the SPC. This Section 8.5(g) may not be amended without the written consent of any SPC, which shall have been identified to the Agent and the Borrowers.

      SECTION 8.6. Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed in accordance with, the laws of the State of New York, except as may be provided in any Real Property Mortgage.

      SECTION 8.7. Interest. It is the intention of the parties hereto that the Agent, each Issuing Bank, the Collateral Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent, any Issuing Bank, the Collateral Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, any Credit Document or any other agreement entered into in connection with or as security for this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, under this Agreement, the Notes and any other Credit Document or under any other agreement entered into in connection with or as security for this Agreement, the Notes or the other Credit Documents shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, be credited by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, by the applicable Borrower or refunded by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, to the applicable Borrower, and (ii) in the event that the maturity of any obligation payable to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, be credited by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, by the applicable Borrower or refunded by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, to the applicable Borrower.

      SECTION 8.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a counterpart of a signature page hereof by telecopier shall be as effective as delivery of an original executed counterpart hereof.

      SECTION 8.9. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by any Borrower or any Authorized Officer of any Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and the Issuing Banks and shall survive the issuance of any Letters of Credit and the issuance and delivery of the Notes (if any) and the making of Revolving Credit Advances regardless of any investigation.

      SECTION 8.10. Confidentiality. Each Bank agrees that it will not disclose without the prior consent of TWC (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent, any Issuing Bank or any Bank) any information with respect to the Borrowers, which is furnished pursuant to this Agreement; provided that any Bank and any Issuing Bank may disclose any such information (1) as has become generally available to the public, (2) as may be required or appropriate in any report, statement or testimony submitted to or required by any regulatory body having or claiming to have jurisdiction over such Bank or Issuing Bank or submitted to or required by the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (3) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (4) in order to comply with any law, order, regulation or ruling applicable to such Bank or Issuing Bank, (5) to the prospective transferee or grantee in connection with any contemplated transfer of any of the Commitments, Letter of Credit Interests or Revolving Credit Advances or any interest therein by such Bank or Issuing Bank or the grant of an option to an SPC to fund any drawing under a Letter of Credit or Revolving Credit Advance; provided that such prospective transferee executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.10; and provided further that if the contemplated transfer is a grant of an option to fund a drawing under a Letter of Credit or Revolving Credit Advance to an SPC pursuant to Section 8.5(g), such SPC may disclose, if prior notice of the delivery thereof is given to the Borrowers, such information as may be required by law or regulation to be delivered, (6) in connection with the exercise of any remedy by such Bank or Issuing Bank following an Event of Default, (7) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any of the other Credit Documents or any other document delivered in connection herewith, (8) to any Bank, any Issuing Bank, the Collateral Agent or the Agent, (9) to any affiliate of any Bank; provided that such affiliate has agreed with or for the benefit of the Borrowers to be bound by provisions substantially identical to those contained in this Section 8.10 or
(10) to any prospective New Letter of Credit Issuing Bank or prospective New Revolving Bank pursuant to Section 2.19.

      SECTION 8.11. WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT, THE COLLATERAL AGENT, THE ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY LETTER OF CREDIT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 8.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 8.13. FORUM SELECTION AND CONSENT TO JURISDICTION; DAMAGES. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS, ANY ISSUING BANK, THE COLLATERAL AGENT OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN ACCORDANCE WITH SECTION 8.2. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW

SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS. EACH OF THE BORROWERS, THE AGENT, THE COLLATERAL AGENT, THE ISSUING BANKS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 8.13 ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE AGENT, THE COLLATERAL AGENT, ANY ISSUING BANK OR ANY BANK OF ANY RIGHT TO RECEIVE FULL PAYMENT OF ALL OBLIGATIONS. TWC HEREBY AGREES TO SERVE AS AGENT FOR SERVICE OF PROCESS ON BEHALF OF EACH OTHER CREDIT PARTY IN CONNECTION WITH THE CREDIT DOCUMENTS AND THE OBLIGATIONS.

      SECTION 8.14. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) either (a) the Revolving Credit Advances owed by any Borrower having become due and payable in accordance with the terms hereof or (b) the making of the request or the granting of the consent specified by Section 6.1 to authorize the Agent to declare the Revolving Credit Advances owed by any Borrower due and payable pursuant to the provisions of
Section 6.1, each Bank and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such Issuing Bank, as the case may be, to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the other Credit Documents, irrespective of whether or not such Bank or such Issuing Bank, as the case may be, shall have made any demand under this Agreement or any other Credit Document and although such obligations may be unmatured. Each Bank or Issuing Bank, as the case may be, agrees promptly to notify such Borrower after such set-off and application made by such Bank or such Issuing Bank, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which such Bank or such Issuing Bank, as the case may be, may have.

      SECTION 8.15. Termination of Security Documents and Guaranties. If (i) the senior unsecured long-term debt of TWC is rated (a) BBB- or higher by S&P or Baa3 or higher by Moody's, (b) no lower than BB+ by S&P and (c) no lower than Ba1 by Moody's, (ii) no Default or Event of Default has occurred and is continuing, and (iii) the Agent has received (1) a notice from TWC requesting that the Security Documents and the Guaranties be terminated, (2) a certificate of TWC certifying, as of the date thereof, the ratings by both S&P and Moody's of such debt and that no Default or Event of Default has occurred and is continuing, (3) such other documentation confirming the foregoing that the Agent may reasonably request, then the Security Documents and the Guaranties shall terminate on the date (the "Collateral Release Date") that is 5 Business Days following the Agent's receipt of all such items. With reasonable promptness following such termination, the Collateral Agent will, at the expense of TWC, execute and deliver to the Credit Parties such documents as TWC may reasonably request to evidence such termination and will deliver to TWC any Collateral as may then be in the Collateral Agent's possession, and TWC will, if requested by the Collateral Agent, contemporaneously deliver to the Agent a written receipt therefor in a reasonable form provided by the Collateral Agent.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

THE WILLIAMS COMPANIES, INC.

By:    /s/ Travis N. Campbell
    ------------------------------
Name:  Travis N. Campbell
Title: Treasurer

NORTHWEST PIPELINE CORPORATION

By:    /s/ Travis N. Campbell
    ------------------------------
Name:  Travis N. Campbell
Title: Treasurer

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:    /s/ Travis N. Campbell
    ------------------------------
Name:  Travis N. Campbell
Title: Treasurer

AGENT AND COLLATERAL AGENT:

CITICORP USA, INC., as Agent and as Collateral Agent

By:    /s/ Signature Illegible
    ------------------------------
       Authorized Officer
       Attorney-in-Fact

ISSUING BANKS:

CITIBANK, N.A., as Issuing Bank

By:    /s/ Signature Illegible
    ------------------------------
       Authorized Officer
       Attorney-in-Fact

BANK OF AMERICA, N.A, as Issuing Bank

By:    /s/ Claire Lui
    ------------------------------
       Authorized Officer
       Claire M. Liu
       Managing Director

BANKS:

CITICORP USA, INC.

By:    /s/ Signature Illegible
    ------------------------------
       Authorized Officer
       Attorney-in-Fact

BANK OF AMERICA, N.A.

By:    /s/ Claire Lui
    ------------------------------
       Authorized Officer
       Claire M. Liu
       Managing Director

JPMORGAN CHASE BANK

By:    /s/ Signature Illegible
    ------------------------------
       Authorized Officer

THE BANK OF NOVA SCOTIA

By:    /s/ N Bell
    ------------------------------
       Nadine Bell
       Senior Manager

THE ROYAL BANK OF SCOTLAND PLC

By:    /s/ P J. Dundee
    ------------------------------
       Authorized Officer

BARCLAYS BANK PLC

By:    /s/ Nicholas A. Bell
    ------------------------------
       Authorized Officer
       Nicholas A. Bell
       Director

LEHMAN COMMERCIAL PAPER INC.

By:    /s/ Signature Illegible
    ------------------------------
       Authorized Signatory

TORONTO DOMINION (TEXAS), INC.

By:    /s/ Jill Hall
    ------------------------------
       Authorized Officer
       Jill Hall
       Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By:    /s/ Oliver Audermard
    ------------------------------
       Authorized Officer
       Oliver Audemard
       Senior Vice President

MERRILL LYNCH CAPITAL CORPORATION

By:    /s/ Carol J.E. Feeley
    ------------------------------
       Authorized Officer
       Carol J.E. Feeley
       Vice President
       Merrill Lynch Capital Corp.

WESTLB AG, NEW YORK BRANCH

By:    /s/ Duncan Roberson
    ------------------------------
       Duncan Robertson
       Executive Director

By:    /s/ Jeffrey S. Davidson
    ------------------------------
       Jeffrey S. Davidson
       Associate Director

BANK OF OKLAHOMA N.A.

By:    /s/ Robert D. Mattax
    ------------------------------
       Robert D. Mattax
       Senior Vice President

BAYERISCHE LANDESBANK CAYMAN ISLANDS BRANCH

By:    /s/ Wolfgang Kottmann          /s/ James H. Boyle
    ---------------------------------------------------------
       Wolfgang Kottmann              James H. Boyle
       First Vice President           Vice President

BNP PARIBAS

By:    /s/ Larry Robinson
    ------------------------------
       Larry Robinson

By:    /s/ Mark Cox
    ------------------------------
       Mark Cox

THE BANK OF TOKYO-MITSUBISHI, LTD.,
 HOUSTON AGENCY

By:    /s/ Signature Illegible
    ------------------------------
       Authorized Office